As filed with the Securities and Exchange Commission on October 29, 1998
                                                      Registration No. 333-63685
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CLARKSTON FINANCIAL CORPORATION
                 (Name of Small Business Issuer in its Charter)
                                     -------
    Michigan                         6712                      38-3412321
(State or other         (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation or
organization)

                         Clarkston Financial Corporation
                                  P.O. Box 436
                         Clarkston, Michigan 48347-0436
                                 (248) 625-0710
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                David T. Harrison
                         Clarkston Financial Corporation
                                  P.O. Box 436
                         Clarkston, Michigan 48347-0436
                                 (248) 625-0710

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                Donald L. Johnson
                    Varnum, Riddering, Schmidt & Howlett LLP
                                   Suite 1700
                             333 Bridge Street, N.W.
                          Grand Rapids, Michigan 49504
                                 (616) 336-6000

                                 Donald J. Kunz
                        Honigman Miller Schwartz and Cohn
                          2290 First National Building
                               660 Woodward Avenue
                          Detroit, Michigan 48226-3583
                                 (313) 465-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
     Title of Each                                  Proposed Maximum        Proposed Maximum
  Class of Securities         Amount to be           Offering Price        Aggregate Offering            Amount of
   Being Registered           Registered(1)             Per Share                 Price              Registration Fee
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
Common Stock (no par
value)                          1,092,500                $10.00                $10,925,000              $3,223 (2)
------------------------------------------------------------------------------------------------------------------------

(1)  Includes 142,500 shares subject to the Underwriter's over-allotment option.
(2)  Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Legend:


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION DATED              , 1998
[legend]
PROSPECTUS
                                 950,000 Shares

                     CLARKSTON FINANCIAL CORPORATION [logo]

                                  Common Stock
                             -----------------------

     Clarkston Financial Corporation, a Michigan corporation (the "Company"), is offering for sale 950,000 shares of its common stock, without par value (the "Common Stock"). The Company is a proposed bank holding company organized to own all of the common stock of Clarkston State Bank, a Michigan banking corporation (in organization), to be located in Clarkston, Michigan (the "Bank"). Neither the Company nor the Bank has ever conducted any business operations other than matters related to their initial organization and the raising of capital. See "Business." There has been no public trading market for the Common Stock. Roney Capital Markets, a division of First Chicago Capital Markets, Inc. (the "Underwriter") has advised the Company that it anticipates making a market in the Common Stock following completion of the offering, although there can be no assurance that an active trading market will develop. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Company expects that the quotations for the Common Stock will be reported on the OTC Bulletin Board. The organizers of the Bank have provided nonbinding expressions of interest to purchase a total of approximately 90,500 shares of Common Stock at the public offering price, which would represent 9.5% of the outstanding shares after the offering.

                             ----------------------

       THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A SIGNIFICANT
      AMOUNT OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THE OFFERING
        UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK
            FACTORS" COMMENCING ON PAGE 6 FOR CERTAIN CONSIDERATIONS
            RELEVANT TO AN INVESTMENT IN THE COMPANY'S COMMON STOCK.

 THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND THEY ARE NOT
             INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                          ANY OTHER GOVERNMENT AGENCY.
                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                          Underwriting                Proceeds to
                                     Price to Public (1)                Discounts (1)(2)             Company (1)(3)
Per Share.....................             $10.00
Total (1).....................           $9,500,000
==============================  =============================  ================================== ====================

(1) The Company has granted the Underwriter a 30-day option to purchase up to 142,500 additional shares of its Common Stock solely to cover over-allotments, if any. If the Underwriter exercises such option in full, the Price to Public, Underwriting Discounts and Proceeds to Company will be approximately $10,925,000, $___________ and $ _____________, respectively.
     See "Underwriting." The Underwriter has agreed to limit the Underwriting Discounts to 2.0% of the public offering price for up to 100,000 shares sold by the Underwriter to organizers of the Bank or their immediate families. See "Underwriting." Organizers of the Bank have provided nonbinding expressions of interest to purchase a total of approximately 90,500 shares. If 90,500 shares are so purchased, Underwriting Discounts will be reduced by, and proceeds to the Company will be increased by $___________.
(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(3) Before deducting estimated offering expenses payable by the Company of $155,000.

     The shares of Common Stock are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to the right of the Underwriter to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made through the facilities of The Depository Trust Company in New York, New York, on or about __________________, 1998, against payment in immediately available funds.




                              RONEY CAPITAL MARKETS
                a division of FIRST CHICAGO CAPITAL MARKETS, INC.
            The date of this Prospectus is __________________, 1998.

                              [MAP OF MARKET AREA]








                             ----------------------

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements concerning certain aspects of the business of the Company. When used in this prospectus, words such as "believe," "anticipate," "intend," "goal," "expects," and similar expressions may identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             ----------------------

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context clearly suggests otherwise, financial information and other references in this Prospectus to the Company include the Bank. Except as otherwise indicated, all information in this Prospectus assumes no exercise of Underwriter's over-allotment option.

                                  The Company

     The Company was incorporated on May 18, 1998 under Michigan law and will be a bank holding company owning all of the common stock of the Bank. The Bank is organizing as a Michigan chartered bank with depository accounts to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank intends to provide a full range of commercial and consumer banking services, for small to medium size businesses as well as individuals. The Bank's lending strategy will focus on commercial and consumer lending and to a lesser extent residential mortgage lending. The Bank intends to offer a broad array of deposit products and may also provide customers with credit cards, trust services, insurance products and investment products through third-party service providers. The use of third-party service providers is expected to allow the Bank to be at the forefront of technology while minimizing the costs of delivery. Completion of this offering will be conditioned on the Company and the Bank having received all necessary regulatory approvals, subject to the satisfaction of certain conditions. Management anticipates commencing business in the first quarter of 1999.

Reason for Starting Clarkston State Bank

     The expansion of interstate banking has contributed to substantial consolidation of the banking industry in Michigan, including the Company's market area in North Oakland County. Many of the area's locally owned or managed financial institutions have either been acquired by large regional bank holding companies or have been consolidated into branches of other financial institutions. In many cases, these acquisitions and consolidations have been accompanied by pricing changes, branch closings, the dissolution of local boards of directors, management and personnel changes and, in the perception of the Company's management, a decline in the level of customer service.

     Although the banking industry remains competitive, management believes that the consolidation of the banking industry has created a favorable opportunity in the Company's market area for a new commercial bank to offer services to customers who wish to conduct business with a locally owned and managed bank. The Company seeks to take advantage of this opportunity by emphasizing the Company's local management, and its strong ties and active commitment to the community. Management believes that a community bank can help foster the economic development of its community and create and retain wealth within that community. Management believes that community residents will recognize the benefits of a community bank and that the Bank will be successful in attracting as customers individuals and small to medium sized businesses by demonstrating an active interest in their business and personal financial affairs.

Market Area

     The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank's primary service area has a diverse economy based primarily on manufacturing, retail and service. According to available statistical data, Waterford and Independence Townships have approximately 1,700 business establishments. In 1997, Oakland
County had an unemployment rate of less than 3.5% compared to average unemployment rates of 4.6% for Michigan and 4.7% for the United States, according to the University of Michigan Institute of Labor and Industrial Relations. In 1997, the combined median household income for Waterford and Independence Townships (including the City of Clarkston) was approximately $59,000, compared to approximately $57,000 for all of Oakland

County. In 1997, Oakland County was the nation's third wealthiest county with a population in excess of one million, according to the Bureau of Economic Analysis for the United States Census. The Company believes that affluent households create demand for home mortgage loans, home equity loans, certificates of deposit and individual retirement accounts.

     The Bank's primary service area is a significant banking market in the State of Michigan. According to available industry data, as of June 30, 1997, total deposits in Waterford and Independence Townships (including the City of Clarkston), including those of banks, thrifts and credit unions, were approximately $1.2 billion. As of June 30, 1997, total deposits in Oakland County were approximately $21.0 billion.

     The Bank's main office will be located in downtown Clarkston, and will serve as the Company's corporate headquarters. The Company's address is 15 South Main Street, Clarkston, Michigan 48346. The Company's telephone number is (248) 625-0710.

Management

     The Company's officers and directors have a shared vision of focused community banking and a commitment to the future growth and success of the Bank. The Company's vision is to build a quality, full-service community bank that offers competitive financial products and superior customer service. Fundamental to the Company's vision is the building of long-term relationships with customers.

     Mr. David Harrison, the President and Chief Executive Officer of the Company and the Bank, has 30 years of experience in the banking industry. Most recently, Mr. Harrison served from 1989 to 1991 as the President and Chief Executive Officer of First of America Bank-Southeast Michigan in Detroit, a Michigan banking corporation that had over $4 billion in assets in 1991. From 1986 to 1989, Mr. Harrison served as the President and Chief Executive Officer of First of America Bank-Oakland, a Michigan banking corporation that had over $600 million in assets in 1989. Mr. Harrison served in various positions at First of America Bank-Kalamazoo from 1961 to 1986, including Senior Vice
President from 1980 to 1986. Mr. Harrison's positions included senior level responsibility for retail banking, commercial lending and assimilating mergers and acquisitions. The First of America banks were subsidiaries of First of America Bank Corporation, a $22 billion bank holding company headquartered in Kalamazoo, Michigan that was acquired by National City Bancorporation in 1998. Mr. Harrison has served as Chief Executive Officer and President of Pinnacle Appraisal Group in Clarkston from 1991 to the present.

     Mr. James Richardson, the Vice President - Finance and Operations and Controller of the Bank, is a certified public accountant and has 14 years of experience in the banking industry. Mr. Richardson was the controller of First of America Bank-Southeast Michigan from 1989 through 1991 and the controller of First of America Bank-Oakland from 1986 through 1989. From 1977 through 1986, Mr. Richardson held various executive positions, most recently as Executive Vice President, with New Century Bank (formerly Peoples Banking Corporation) in Frankenmuth and Bay City, Michigan, which was acquired by First of America Bank Corporation in 1986. Mr. Richardson has served as a law firm administrator since 1991, most recently with the law firm of Saurbier, Paradiso & Perrin, P.L.C. in St. Clair Shores, Michigan. Mr. Richardson has a Masters in Business Administration from the University of Michigan.

     The Bank is assembling a staff of experience professionals and expects to have approximately 12 full time employees when it opens for business. In addition to its President and Chief Executive Officer and its Vice President Finance and Operations, the Bank intends to recruit a senior lending officer, a branch administration officer and an auditor. Mr. Harrison and Mr. Richardson have chosen to join the bank at compensation levels below what they earned in their previous positions.

     Mr. Harrison has formed a Board of Directors comprised of individuals with broad backgrounds in business, real estate and consulting. In addition to Mr. Harrison, current directors of the Company and/or the Bank include Edwin Adler (business and real estate), Louis Beer (law and consulting), William Clark (real estate), Charles Fortinberry (business), Bruce McIntyre (business), Robert Olsen (financial planning), Ted Simon (business) and John Welker (business). Mr. Harrison, the other members of the Board of

Directors, and Mr. Richardson, represent a significant asset to the Company and the Bank. The organizers of the Bank have provided nonbinding expressions of interest to purchase a total of approximately 90,500 shares of Common Stock at the public offering price, which would represent 9.5% of the outstanding shares after the offering.


                               The Offering

Securities offered
 by the Company.......  950,000 shares of Common Stock. In addition, the Company has granted the Underwriter an option to purchase up to an additional 142,500 shares to cover over-allotments. See "Description of Capital Stock."

Common Stock to be
   outstanding
   after the
   offering (1).......  950,000 shares  (1,092,500 shares  if the over-allotment option is exercised in full).

Use of proceeds
 by the Company.......  Capitalization of the Bank,  payment of organization and preopening expenses and general corporate purposes, including repayment of loans from directors. See "Use of Proceeds."

Proposed NASD Over
the Counter Bulletin
Board Symbol..........  "CKSB"

------------------------

         (1)  Does  not  include   58,330  shares   issuable  upon  exercise  of
         outstanding stock options under the Company's 1998 Founding Directors' Stock Option Plan and the Company's Stock Compensation Plan.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. The following constitute the principal risks of an investment in the Common Stock and should be carefully considered by prospective investors prior to purchasing shares of Common Stock. The order of the following is not intended to be indicative of the relative importance of any described risk.

Lack of Operating History

     Neither the Company nor the Bank has any operating history. The business of the Company and the Bank is subject to the risks inherent in the establishment of a new business enterprise. Because the Company is only recently formed, the Bank has not commenced operations and the Bank and the Company are in the process of obtaining necessary regulatory approvals, prospective investors do not have access to all of the information that, in assessing their proposed investment, would be available to the purchasers of securities of a financial institution with a history of operations.

Significant Losses Expected

     As a result of the substantial start-up expenditures that must be incurred by a new bank and the time it will take to develop its deposit base and loan portfolio, it is expected that the Bank, and thus the Company, will operate at a substantial loss during the start-up of the Bank. Accordingly, they are not expected to be profitable for at least the first two years of operation. Cumulative losses during the first two years of operation are expected to exceed $500,000. There is no assurance that the Bank or the Company will ever operate profitably. As a result, it is anticipated that the book value of the Common Stock will decrease accordingly. If the Company does not reach profitability and recover its accumulated operating losses, investors in the offering would likely suffer a significant decline in the value of their shares of Common Stock.

Delay in Commencing Operations

     Although the Company and the Bank expect to receive all regulatory approvals and commence business in the first quarter of 1999, there can be no assurance as to when, if at all, these events will occur. Any delay in commencing operations will increase pre-opening expenses and postpone realization by the Bank of potential revenues. Absent the receipt of revenues and commencement of profitable operations, the Company's accumulated deficit will continue to increase (and book value per share decrease) as operating expenses such as salaries and other administrative expenses continue to be incurred.

Government Regulation and Monetary Policy

     As of November ___, 1998, the Bank had received all regulatory approvals required to organize and establish the Bank, subject to the satisfaction of certain conditions. Those conditions include, among other things, that: (i) beginning paid-in capital of the Bank will be not less than $8.5 million; (ii) the Bank will maintain a ratio of Tier 1 leverage capital to total assets for the first three years after commencing business of at least 8% and an adequate valuation reserve; (iii) the Bank will have its financial statements audited by a public accountant for at least the first five years; (iv) the Bank will file its Certificate of Paid in Capital and Surplus with the Commissioner and notify the FIB of its opening date so the FIB can conduct its customary preopening investigation; and (v) any changes in executive management of the Bank will be submitted to the bank regulatory agencies in advance for their approval. Regulatory capital requirements imposed on the Bank may have the effect of constraining future growth, absent the infusion of additional capital.

     The Company and the Bank will be subject to extensive state and federal government supervision and regulation. Existing state and federal banking laws will subject the Bank to substantial limitations with respect to loans, purchase of securities, payment of dividends and many other aspects of its banking business. There can be no assurance that future legislation or government policy will not adversely affect the banking industry or the operations of the Bank. Federal economic and monetary policy may affect the Bank's ability to attract deposits, make loans and achieve satisfactory interest spreads. See "Supervision and Regulation."

No Assurance of Dividends

     It is anticipated that no dividends will be paid on the Common Stock for the foreseeable future. The Company will be largely dependent upon dividends paid by the Bank for funds to pay dividends on the Common Stock, if and when such dividends are declared. No assurance can be given that future earnings of the Bank, and any resulting dividends to the Company, will be sufficient to permit the legal payment of dividends to Company shareholders at any time in the future. Even if the Company may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Company's Board of Directors. The Board may in its sole discretion decide not to declare dividends. The Common Stock offered hereby should not be purchased by persons who need or desire dividend income from this investment. For a more detailed discussion of other regulatory limitations on the payment of cash dividends by the Company, see "Dividend Policy."

Competition

     The Company and the Bank will face strong competition for deposits, loans and other financial services from numerous Michigan and out-of-state banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services. Some of the financial institutions and financial services organizations with which the Bank will compete are not subject to the same degree of regulation as the Bank. Many of these financial institutions aggressively compete for business in the Bank's proposed market area. Most of these competitors have been in business for many years, have established customer bases, are larger, have substantially higher lending limits than the Bank and will be able to offer certain services that the Bank does not expect to provide in the foreseeable future, including branches, trust services and international banking services. In addition, most of these entities have greater capital resources than the Bank, which, among other things, may allow them to price their services at levels more favorable to the customer and to provide larger credit facilities than could the Bank. See "Business -- Market Area" and "Business -- Competition." Additionally, federal and Michigan legislation regarding interstate branching and banking may act to increase competition in the future from larger out-of-state banks. See "Supervision and Regulation."

Dependence on Management

     The Company and the Bank are, and for the foreseeable future will be, dependent upon the services of David Harrison, the President of the Bank, and other senior managers retained by the Bank. The loss of one or more key members of the management team could adversely affect the operations of the Company and the Bank. While the Company will maintain key man life insurance on the life of Mr. Harrison, the Company does not have an employment agreement with him or any of its other officers. See "Business -- Employees" and "Management."

Discretion in Use of Proceeds

     The Offering is intended to raise funds to provide for the initial capitalization of the Bank, purchase leasehold improvements, equipment and other assets for the Bank's operations, fund loans, provide working capital for general corporate purposes, and pay initial operating expenses. While management currently has no such agreements or understanding, if opportunities arise, some of the proceeds of the Offering could also be used to finance acquisitions of other financial institutions, branches of other institutions, or expansion into other lines of business closely related to banking. However, management will retain discretion in employing the proceeds of the Offering. See "Use of Proceeds."

Lending Risks and Lending Limits

     The risk of nonpayment of loans is inherent in commercial banking, and such nonpayment, if it occurs, may have a material adverse effect on the Company's earnings and overall financial condition as well as the value of the Common Stock. Moreover, the Bank's focus on small-to-medium sized businesses may result in a large concentration of loans by the Bank to such businesses. As a result, the Bank may assume greater lending risks than banks which have a lesser concentration of such loans and tend to make loans to larger companies. Management will attempt to minimize the Bank's credit exposure by carefully monitoring the concentration of its loans within specific industries and through prudent loan application and approval procedures, but there can be no assurance that its monitoring and procedures will reduce such lending risks sufficiently to avoid material losses.

     The Bank's general lending limit is expected to initially be approximately $800,000. Accordingly, the size of the loans which the Bank can offer to potential customers will be less than the size of loans which most of the Bank's competitors with larger lending limits are able to offer. This limit initially may affect the ability of the Bank to seek relationships with the area's larger businesses. The Bank expects to accommodate loan volumes in excess of its lending limit through the sale of participations in such loans to other banks. However, there can be no assurance that the Bank will be successful in attracting or maintaining customers seeking larger loans or that the Bank will be able to engage in the sale of participations in such loans on terms favorable to the Bank.

Impact of Interest Rates and Economic Conditions

     The results of operations for financial institutions, including the Bank, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. See "Supervision and Regulation." The Bank's profitability will be in part a function of the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. In the early 1990s, many banking organizations experienced historically high interest rate spreads. More recently, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressure, and there can be no assurance that such factors will not continue to exert such pressure or that such high interest rate spreads will return. Substantially all the Bank's loans will be to businesses and individuals in North Oakland County, Michigan, and any decline in the economy of this area could have an adverse impact on the Bank. Like most banking institutions, the Bank's net interest spread and margin will be affected by general economic conditions and other factors that influence market interest rates and the Bank's ability to respond to changes in such rates. At any given time, the Bank's assets and liabilities will be such that they are affected differently by a given change in interest rates. As a result, an increase or decrease in rates, the length of loan terms or the mix of adjustable and fixed rate loans in the Bank's portfolio could have a positive or negative effect on the Bank's net income, capital and liquidity. There can be no assurance that negative trends or developments will not have a material adverse effect on the Bank. See "Supervision and Regulation."

Need for Technological Change

     The banking industry is undergoing rapid technological changes with frequent introductions of new technology- driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Company's future success will depend in part on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources to invest in technological improvements. There can be no assurance that the Bank will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to its customers. See "Business -- Strategy."

Year 2000 Compliance

     Because many computerized systems use only two digits to record the year in date fields (for example, the year 1998 is recorded as 98), such systems may not be able to accurately process dates ending in the year 2000 and after. The effects of this issue will vary from system to system and may adversely affect the ability of a financial institution's operations as well as its ability to prepare financial statements. The Company and the Bank will be organized in 1998 or early 1999 and will have recently acquired their computer equipment and will have recently contracted with a leading supplier of information processing services. The Company expects to have written assurances from its corporate equipment and information systems suppliers that their products are year 2000 compliant. The Company expects to assess year 2000 compliance by the Company and its vendors. In addition, the Bank expects to require assurances from commercial borrowers as to their year 2000 compliance as part of the loan application and review process. Management does not anticipate that the Company will incur material operating expenses or be required to invest heavily in computer system improvements to be year 2000 compliant. Nevertheless, the inability of the Company to successfully address year 2000 issues could result in interruptions in the Company's business and have a material adverse effect on the Company's results of operations.

Anti-Takeover Provisions

     The Company's Articles of Incorporation (the "Articles") and bylaws (the "Bylaws") include provisions which may have the effect of delaying, deferring or preventing certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of the shareholders to approve transactions that they may deem to be in their best interests. The Michigan Business Corporation Act (the "MBCA") contains a Control Share Act and a Fair Price Act intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. Federal law requires the approval of the Federal Reserve Board prior to acquisition of "control" of a bank holding company. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the shareholders, and therefore could adversely affect the price of the Common Stock. See "Description of Capital Stock -- Anti-Takeover Provisions."

Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide for the indemnification of its officers and directors and insulate its officers and directors from liability for certain breaches of the duty of care. It is possible that the indemnification obligations imposed under these provisions could have an adverse effect on the Company's financial position and results of operations. The Bank's Articles of Incorporation contain similar provisions. See "Description of Capital Stock -- Anti-Takeover Provisions."

Determination of Offering Price

     The initial public offering price of $10.00 per share was determined by the Company in consultation with the Underwriter. This price is not based upon earnings or any history of operations and should not be construed as indicative of the present or anticipated future value of the Common Stock. Prior to the offering, there has been no public trading market for the Common Stock. The price at which these shares are being offered to the public may be greater than the market price for the Common Stock following the offering.

Limited Trading Market Expected

     The Underwriter has advised the Company that, upon completion of the offering, it intends to use reasonable efforts to initiate quotations of the Common Stock on the OTC Bulletin Board and to act as a market maker in the Common Stock, subject to applicable laws and regulatory requirements, although it is not obligated to do so. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Market makers on the OTC Bulletin Board are not required to maintain a continuous two sided market, are required to honor firm quotations for only a limited number of shares and are free to withdraw firm quotations at any time. Even with a market maker, factors such as the limited size of the offering, the lack of earnings history for the Company and the absence of a reasonable expectation of dividends within the near future mean that there can be no assurance of an active and liquid market for the Common Stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of Common Stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

Control by Management

     Although the combined ownership and control over the Company's Common Stock by the Company's officers and directors is likely to be less than 10% after this Offering, such individuals will be able to exert a significant measure of control over the affairs and policies of the Company. Such control could be used, for example, to help prevent an acquisition of the Company, thereby precluding shareholders from possibly realizing any premium which may be offered for the Company's Common Stock by a potential acquiror. See "Principal Shareholders."

Regulatory Risk

     The banking industry is heavily regulated. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. Applicable laws, regulations, interpretations and enforcement policies have been subject to significant, and sometimes retroactively applied, changes in recent years, and may be subject to significant future changes. There can be no assurance that such future changes will not adversely affect the business of the Company. In addition, the burden imposed by federal and state regulations may place banks in general, and the Company specifically, at a competitive disadvantage compared to less regulated competitors. See "Supervision and Regulation."

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 950,000 shares of Common Stock offered hereby are estimated to be $_________ ($_________ if the Underwriter's over-allotment option is exercised in full), after deduction of the underwriting discounts, but before deducting estimated offering expenses of $__________. The Underwriter has agreed to limit the underwriting discounts to 2.0% of the public offering price for up to 100,000 shares sold by the Underwriter to directors and officers of the Bank or their immediate families and to certain persons identified on a list provided to the Underwriter by the Company. Such persons have provided nonbinding expressions of interest to purchase approximately 90,500 shares. If such persons purchase 90,500 shares, underwriting discounts will be reduced by, and proceeds to the Company will be increased by, $_______ .

     The sources and uses of the proceeds from the offering are set forth below:

(Dollars in thousands)                                                                  Amount        Percentage
Sources:
    Sale of 950,000 shares of Common Stock......................................        $9,500           100%
Uses:
    Capital contribution to the Bank(1).........................................        $8,500            89%
    Underwriting discounts......................................................        $                   %
    Repayment of director loans.................................................        $                   %
    Operating and other expenditures of the Company.............................        $                   %
                                                                                        ------           ----
           Total uses...........................................................        $9,500           100%

-----------------------
(1) It is anticipated that the net proceeds received by the Bank will be used primarily to fund investments in loans and securities and also for general corporate purposes.

     The Company expects to contribute approximately $8,500,000 of the net proceeds of the offering to the Bank by purchasing all of the Bank's common stock to be issued. This purchase of the Bank's stock is intended to provide the Bank with the capital required by regulators to commence operations. The Bank plans to use approximately $115,000 for leasehold improvements and related architectural and engineering services, and approximately $130,000 to purchase furniture, fixtures and equipment and other necessary assets for the Bank's operations. The Company expects to use approximately $37,000 of the net proceeds to pay for organizational expenses of the Bank. These organizational expenses, and other preopening expenses and offering expenses, were financed on an interim basis from loans of approximately $415,000 at an interest rate of 5.0% per annum made to the Company by members of its Board of Directors. These loans include $120,000 loaned as of August 31, 1998 and an additional $295,000 loaned subsequent to August 31, 1998. It is anticipated that this approximately $415,000 of loans will be repaid by the Company promptly following the completion of the offering, using $285,000 of net offering proceeds and $130,000 cash on hand. It is currently anticipated that the balance of the net proceeds received by the Bank will be used to fund investments in loans and securities and for payment of operating expenses. The remaining net proceeds (plus any net proceeds as a result of the exercise of the Underwriter's over-allotment option) will initially be invested by the Company in investment grade securities and otherwise held by the Company as working capital for general corporate purposes and to pay operating expenses, as well as for possible future capital contributions to the Bank. The funds will also be available to finance possible acquisitions of other branches or expansion into other lines of business closely related to banking, although the Company presently has no plans to do so.

                                 DIVIDEND POLICY

     The Company initially expects that Company and Bank earnings, if any, will be retained to finance the growth of the Company and the Bank and that no cash dividends will be paid for the foreseeable future. After the Bank achieves profitability, recovers its operating deficit, and funds an adequate reserve for loan and lease losses, the Company may consider payment of dividends. However, the declaration of dividends is at the discretion of the Board of Directors, and there is no assurance that dividends will be declared at any time. If and when dividends are declared, the Company will be largely dependent upon dividends paid by the Bank for funds to pay dividends on the Common Stock. It is also possible, however, that the Company might at some time in the future pay dividends generated from income or investments and from other activities of the Company.

     Under Michigan law, the Bank is restricted as to the maximum amount of dividends it may pay on its Common Stock. The Bank may not pay dividends except out of net profits after deducting its losses and bad debts. A Michigan state bank may not declare or pay a dividend unless the bank will have a surplus amounting to at least 20% of its capital after the payment of the dividend. If the Bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net profits for the preceding one-half year (in the case of quarterly or semi-annual dividends) or full-year (in the case of annual dividends) has been transferred to surplus. The ability of the Company and the Bank to pay dividends is also affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines. See "Supervision and Regulation." Such requirements and policies may limit the Company's ability to obtain dividends from the Bank for its cash needs, including funds for acquisitions, payment of dividends by the Company and the payment of operating expenses.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as it is projected to be immediately after the sale of the 950,000 shares of Common Stock offered hereby and the application of the estimated net proceeds. See "Use of Proceeds."

Long-term and short-term debt...................................................          $          0

Shareholders' equity:

         Common stock, no par value, 10,000,000 shares authorized; 950,000
               shares issued and outstanding(1).................................             8,680,000
         Retained earnings(2)...................................................               (41,829)
                                                                                            ----------
                    Total shareholders' equity..................................            $8,638,171
                                                                                            ==========

(1) Net of underwriting discounts and $155,000 of offering expenses expected to be paid by the Company.
(2)     Retained earnings (accumulated deficit) as of August 31, 1998.

                                    BUSINESS

The Company

     The Company was incorporated on May 18, 1998 under Michigan law and will be a bank holding company owning all of the common stock of the Bank. The Bank is organizing as a Michigan chartered bank with depository accounts to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank intends to provide a full range of commercial and consumer banking services for small to medium size businesses as well as individuals. The Bank's lending strategy will focus on commercial and consumer lending and to a lesser extent residential mortgage lending. The Bank intends to offer a broad array of deposit products and may also provide customers with credit cards, trust services, insurance products and investment products through third-party service providers. The use of third-party service providers is expected to allow the Bank to be at the forefront of technology while minimizing the costs of delivery. Completion of this offering will be conditioned on the Company and the Bank having received all necessary regulatory approvals, subject to the satisfaction of certain conditions. Management anticipates commencing business in the first quarter of 1999.

     The Company was incorporated as a Michigan business corporation on May 18, 1998. The Company was formed to acquire all of the Bank's issued and outstanding stock and to engage in the business of a bank holding company under the federal Bank Holding Company Act of 1956, as amended. On October 23, 1998, the Commissioner of the FIB issued an order approving the application to establish the Bank. On _________, 1998, the Bank's application for FDIC deposit insurance was approved. The Company's application to become a bank holding company for the Bank was approved by the Federal Reserve Board on __________, 1998. These approvals were issued subject to the satisfaction of certain conditions that the Company believes are customary in transactions of this type, including conditions relating to capitalization of the Bank and continuing capital adequacy. The Company and the Bank expect to satisfy such conditions and commence business in the first quarter of 1999. See "Risk Factors -- Delay in Commencing Operations" and "Risk Factors -- Government Regulation and Monetary Policy."

Reason for Starting Clarkston State Bank

     The expansion of interstate banking has contributed to substantial consolidation of the banking industry in Michigan, including the Company's market area in North Oakland County. Many of the area's locally owned or managed financial institutions have either been acquired by large regional bank holding companies or have been consolidated into branches of other financial institutions. In many cases, these acquisitions and consolidations have been accompanied by pricing changes, branch closings, the dissolution of local boards of directors, management and personnel changes and, in the perception of the Company's management, a decline in the level of customer service.

     Although the banking industry remains competitive, management believes that the consolidation of the banking industry has created a favorable opportunity in the Company's market area for a new commercial bank to offer services to customers who wish to conduct business with a locally owned and managed bank. The Company seeks to take advantage of this opportunity by emphasizing the Company's local management, and its strong ties and active commitment to the community. Management believes that a community bank can help foster the economic development of its community and create and retain wealth within that community. Management believes that community residents will recognize the benefits of a community bank and that the Bank will be successful in attracting as customers individuals and small to medium sized businesses by demonstrating an active interest in their business and personal financial affairs.

Market Area

     The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank's primary service area has a diverse economy based primarily on manufacturing, retail and service. According to available statistical data, Waterford and Independence Townships have approximately 1,700 business establishments. In 1997, Oakland
County had an unemployment rate of less than 3.5% compared to average unemployment rates of

4.6% for Michigan and 4.7% for the United States, according to the University of Michigan Institute of Labor and Industrial Relations. In 1997, the combined median household income for Waterford and Independence Townships (including the City of Clarkston) was approximately $59,000, compared to approximately $57,000 for all of Oakland County. In 1997, Oakland County was the nation's third wealthiest county with a population in excess of one million, according to the Bureau of Economic Analysis for the United States Census. The Company believes that affluent households create demand for home mortgage loans, home equity loans, certificates of deposit and individual retirement accounts.

     The Bank's primary service area is a significant banking market in the State of Michigan. According to available industry data, as of June 30, 1997, total deposits in Waterford and Independence Townships (including the City of Clarkston), including those of banks, thrifts and credit unions, were approximately $1.2 billion. As of June 30, 1997, total deposits in Oakland County were approximately $21.0 billion.

     The Bank's main office will be located in downtown Clarkston, and will serve as the Company's corporate headquarters. The Company's address is 15 South Main Street, Clarkston, Michigan 48346. The Company's telephone number is (248) 625-0710.

Products and Services

     Commercial Loans. Commercial loans will be made primarily to small and mid-sized businesses. These loans will be both secured and unsecured and are expected to be made available for general operating purposes, acquisition of fixed assets including real estate, purchases of equipment and machinery, financing of inventory and accounts receivable, as well as any other purposes considered appropriate. The Bank will generally look to a borrower's business operations as the principal source of repayment, but will also receive, when appropriate, mortgages on real estate, security interests in inventory, accounts receivable and other personal property and/or personal guarantees.

     Although the Bank intends to take a progressive and competitive approach to lending, it will stress high quality in its loans. Because of the Bank's local nature, management believes that quality control should be achievable while still providing prompt and personal service. On a bi-monthly basis, the Board of Directors will review selected loans made in the preceding month. In addition, a loan committee of the Board of Directors of the Bank will also review larger loans for prior approval when the loan request exceeds the established limits for the senior officers.

     Commercial real estate lending involves more risk than residential lending, because loan balances are greater and repayment is dependent upon the borrower's operation. The Bank will attempt to minimize risk associated with these transactions by generally limiting its exposure to owner operated properties of well-known customers or new customers with an established profitable history. In many cases, risk will be further reduced by (i) limiting the amount of credit to any one borrower to an amount less than the Bank's legal lending limit; and (ii) avoiding certain types of commercial real estate financings.

     Residential Real Estate Loans. The Bank expects to originate residential mortgage loans, which are generally long-term with either fixed or variable interest rates. The Bank's anticipated general policy, which is subject to review by management as a result of changing market and economic conditions and other factors, may be to retain all or a portion of variable interest rate mortgage loans in the Bank's loan portfolio and to sell all fixed rate loans in the secondary market. The Bank also expects to offer home equity loans. The Bank expects to retain servicing rights with respect to residential mortgage loans that it originates.

     Personal Loans and Credit. The Bank will make personal loans and lines of credit available to consumers for various purposes, such as the purchase of automobiles, boats and other recreational vehicles, home improvements and personal investments. The Bank expects to retain substantially all of such loans. The Bank may also offer credit card services if requested by the Bank's customers.

     Consumer loans generally have shorter terms and higher interest rates than residential mortgage loans and, except for home equity lines of credit, usually involve more credit risk than mortgage loans because of the type and nature of the collateral. While the Bank does not intend to use a formal credit scoring system, the Bank intends to underwrite its loans carefully, with a strong emphasis on the amount of the down payment, credit quality, employment stability and monthly income. These loans are expected generally to be repaid on a monthly repayment schedule with the source of repayment tied to the borrower's periodic income. In addition, consumer lending collections will be dependent on the borrower's continuing financial stability, and are thus likely to be adversely affected by job loss, illness and personal bankruptcy. In many cases, repossessed collateral for a defaulted consumer loan will not provide an adequate source of repayment of the outstanding loan balance because of depreciation of the underlying collateral. The Bank believes that the generally higher yields earned on consumer loans will help compensate for the increased credit risk associated with such loans and that consumer loans will be important to its efforts to serve the credit needs of the communities and customers that it serves.

     Loan Policy. The bank has adopted a Loan Policy containing loan guidelines, which is subject to review and revision by the Board of Directors from time to time. The Company anticipates that its loan portfolio will consist of commercial loans (50%), residential real estate loans (15%) and personal loans an credit (35%), although these percentages are approximations and the actual percentages may vary.

     The Loan Policy provides that no loan shall be granted where the aggregate liability of the borrower will exceed $1,000,000. The Loan Policy includes underwriting standards for various types of loans. The Bank is authorized and expects to use credit risk insurance for particular loans, principally for residential real estate mortgages. When a borrower borrows funds to purchase real estate, the bank expects to take a lien position on the real property. The Company anticipates that its legal lending limit under applicable regulations will be approximately $2.1 million immediately following the offering, based on the legal lending limit of 25% of capital and surplus.

     The loan policy also limits the amount of funds that may be loaned against specified typed of collateral. For certain loans secured by real estate, the policy requires an appraisal of the property offered as collateral by a state certified independent appraiser. The policy also provides general guidelines for loan to value limits for other types of collateral. In addition, the loan policy provides general guidelines as to collateral, provides for environmental policy review, contains specific limitations with respect to loans to employees, executive officers and directors, provides for problem loan identification, establishes a policy for the maintenance of a loan loss reserve, provides for loan reviews and sets forth policies for mortgage lending and other matters relating to the Bank's lending practices.

     Deposit Services. The Bank intends to offer a broad range of deposit services, including checking accounts, NOW accounts, savings accounts and time deposits of various types. The Bank will offer a courier service for customer convenience. Transaction accounts and time certificates will be tailored to the principal market area at rates competitive with those offered in the area. All deposit accounts will be insured by the FDIC up to the maximum amount permitted by law. The Bank intends to solicit these accounts from individuals, businesses, associations, financial institutions and government authorities. The Bank may also use alternative funding sources as needed, including advances from Federal Home Loan Banks, conduit financing and the packaging of loans for securitization and sale.

     Regulatory and supervisory loan-to-value limits are established by Section 304 of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The Bank's internal limitations will follow those limits and in certain cases will be more restrictive than those required by the regulators.

     The Bank may establish relationships with correspondent banks and other independent financial institutions to provide other services requested by its customers, including loan participations where the requested loan amounts exceed the Bank's policies or legal lending limits.

     Other Services. The Bank may consider providing additional services in the future, such as personal computer based at-home banking. Management believes that the Bank's personalized service approach benefits from customer visits to the Bank. Management will continue to evaluate the desirability of adding telephone, electronic and at-home banking services. Should the Bank choose to do so, the Bank could provide one or more of these services at a future date using a third-party service provider.

     Investments. The principal investment of the Company will be its purchase of all of the common stock of the Bank. Funds retained by the Company from time to time may be invested in various debt instruments, including but not limited to obligations of or guaranteed by the United States, general obligations of a state or political subdivision thereof, bankers' acceptances or certificates of deposit of United States commercial banks, or commercial paper of United States issuers rated in the highest category by a nationally-recognized investment rating service. Although the Company is permitted to make limited portfolio investments in equity securities and to make equity investments in subsidiary corporations engaged in certain non-banking activities which may include real estate-related activities, such as mortgage banking, community development, real estate appraisals, arranging equity financing for commercial real estate, and owning and operating real estate used substantially by the Bank or acquired for its future use, the Company has no present plans to make any such equity investment. See "Supervision and Regulation -- The Company -- Investments and Activities." The Company's Board of Directors may alter the Company's investment policy without shareholder approval.

     The Bank may invest its funds in a wide variety of debt instruments and may participate in the federal funds market with other depository institutions. Subject to certain exceptions, the Bank is prohibited from investing in equity securities. Under one such exception, in certain circumstances and with the prior approval of the FDIC, the Bank could invest up to 10% of its total assets in the equity securities of a subsidiary corporation engaged in certain real estate- related activities. The Bank has no present plans to make such an investment. Real estate acquired by the Bank in satisfaction of or foreclosure upon loans may be held by the Bank, subject to a determination by a majority of the Bank's Board of Directors at least annually of the advisability of retaining the property, for a period not exceeding 60 months after the date of acquisition, or such longer period as the Commissioner may approve. The Bank is also permitted to invest an aggregate amount not in excess of two-thirds of the capital and surplus of the Bank in such real estate as is necessary for the convenient transaction of its business. The Bank has no present plans to make any such investment. The Bank's Board of Directors may alter the Bank's investment policy without shareholder approval.

Competition

     There are many thrift  institution,  credit union and bank offices  located within the Bank's primary market area. Most are branches of larger financial institutions which, in management's view, are managed with a philosophy of strong centralization. The Bank will face competition from thrift institutions, credit unions, and other banks as well as finance companies, insurance companies, mortgage companies, securities brokerage firms, money market funds and other providers of financial services. Most of the Bank's competitors have been in business a number of years, have established customer bases, are larger and have higher lending limits than the Bank. The Bank will compete for loans principally through its ability to communicate effectively with its customers and understand and meet their needs. Management believes that its personal service philosophy will enhance its ability to compete favorably in attracting individuals and small businesses. The Bank will actively solicit retail customers and will compete for deposits by offering customers personal attention, professional service, off-site ATM capability, and competitive interest rates.

Employees

     The Bank is assembling a staff of experienced professionals and expects to have approximately 12 full time employees when it opens for business. In addition to the President and the Vice President - Finance and Operations and the Controller, the Bank intends to recruit a senior lending officer, a branch administration officer, an auditor and additional customer service and support personnel. Mr. Harrison and Mr. Richardson have chosen to join the Bank at compensation levels below what they earned in their previous positions.

Properties

     The Bank is leasing a building located at 15 South Main Street in downtown Clarkston, Michigan for use as the Bank's main office and the Company's headquarters. This building consists of approximately 3,890 square feet. The building was formerly a branch of a large regional bank and has been a bank branch since 1911. The building has a night deposit box, safe deposit boxes and a complete security system, and will have an ATM machine. The Bank believes that this space will be adequate for its present needs. In order to conserve the Bank's capital, eight directors agreed to purchase the building in September, 1998 specifically for the purpose of leasing the property to the Bank. The building will be leased on an arms-length basis from an entity owned by eight of the Company's and the Bank's directors. (See "Certain Transactions.")

     The lease for the Bank's office has an initial term of five years and the Bank has three renewal options of five years each. The monthly lease payments are $5,000 per month for the first two years and thereafter $5,165 per month. In addition, the Bank will be required to make payments for taxes, insurance and other operating expenses. The Bank expects to spend approximately $115,000 for tenant improvements and related architectural and engineering services, and additional funds for furniture, fixtures and other equipment.

Plan of Operation

     The Company's plan of operation for the twelve months following the completion of the offering does not contemplate the need to raise additional funds during that period. Management has concluded, based on current pre-opening growth projections, that the Bank is likely to have adequate funds to meet its cash requirements for at least twelve months. Management has no specific plans for product research or development which would be performed within the next twelve months. Management plans to expend approximately $115,000 for leasehold improvements and related architectural and engineering services, and approximately $130 ,000 for furniture, fixtures, equipment and other necessary assets, prior to commencing operation. During the first twelve months of operation, the Company does not anticipate requiring substantial additional equipment. No significant changes in the number of employees is anticipated in the first twelve months of operations after the Bank commences its business and completes the hiring of its approximately 12 initial employees.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company and the Bank are as follows:

                                                                  Positions with               Positions with
                 Name                            Age              the Company                    the Bank
David T. Harrison..............................  56            Chief Executive Officer,     Chief Executive Officer,
                                                               President and Director       President and Director
James L. Richardson............................  66            Treasurer                    Vice President - Finance
                                                                                            and Operations and
                                                                                            Controller
Edwin L. Adler.................................  60            Chairman and Director        Chairman and Director
Louis D. Beer..................................  53            Director                     Director
William J. Clark...............................  48            Director                     Director
Charles L. Fortinberry.........................  42            Director                     Director
Bruce H. McIntyre..............................  68            Secretary and Director       Secretary and Director
Robert A. Olsen................................  53            Director                     Director
Ted J. Simon...................................  67                --                       Director
John H. Welker.................................  58            Director                     Director

     The Company has a classified board of directors, with directors serving staggered three-year terms that expire at the relevant annual shareholders meeting. The terms of Messrs. Beer and Clark expire in 1999, the terms of Messrs. Fortinberry, McIntyre and Olsen expire in 2000, and the terms of Messrs. Harrison, Adler and Welker expire in 2001. There are no family relationships between or among any of the directors or executive officers named above. The Company intends to maintain at least two independent directors on its board.

Committees

     The Bank has several committees, composed as follows: Loan Committee (Messrs. Harrison, Fortinberry and Clark); Investment Committee (Messrs. Harrison, Olsen, Beer and Welker); and Audit Committee (Messrs. Harrison,
McIntyre  and Adler);  and  Personnel  Committee  (Messrs.  Olsen,  Harrison and
Welker).

     The Company also has several committees, composed as follows: Executive Committee (Messrs. Harrison, Adler, McIntyre and Olsen); Audit Committee (Messrs. Harrison, McIntyre and Adler); and Personnel Committee (Messrs. Olsen, Harrison and Welker).

Experience of Directors and Officers

     The experience and backgrounds of the directors and officers of the Company and the Bank are summarized below.

     David T. Harrison is the Chief Executive Officer, President and a director of the Company and the Bank. Mr. Harrison has 30 years of experience in the banking industry. Mr. Harrison was employed by First of America Bank from 1963 to 1991, and most recently served from 1989 to 1991 as Chief Executive Officer and President of First of

America Bank-Southeast, in Detroit, a Michigan banking corporation that had over $4 billion in assets in 1991. From 1986 to 1989 Mr. Harrison served as the President and Chief Executive Officer of First of America Bank-Oakland, a Michigan banking corporation that had over $600 million in assets in 1989. Mr. Harrison served in various positions at First of America Bank-Kalamazoo from 1961 to 1986, including Senior Vice President from 1980 to 1986. Mr. Harrison's duties included dealing with troubled acquisitions. The First of America banks were subsidiaries of First of America Bank Corporation, a $22 billion bank holding company headquartered in Kalamazoo, Michigan that was acquired by National City Bank. Mr. Harrison has served as Chief Executive Officer and President of Pinnacle Appraisal Group of Clarkston, Michigan, from 1991 to the present. Mr. Harrison has also served as Chief Executive Officer and President of Trophy Homes, a residential builder, of Clarkston, Michigan, from 1995 to the present. Mr. Harrison has served as a director of Credit Acceptance Corporation from 1991 to the present. Mr. Harrison is a member and past chairman of New Detroit, Inc.

     James L. Richardson is the Treasurer of the Company and is the Vice President and Controller of the Bank. Mr. Richardson has been employed as a law firm administrator since 1991, most recently with the law firm of Saurbier, Paradiso & Perrin, P.L.C. in St. Clair Shores, Michigan. From 1977 through 1991, Mr. Richardson held a number of positions with several banks, most recently as the controller of First of America Bank-Southeast Michigan (Detroit) from 1989 through 1991. Mr. Richardson was the controller of First of America Bank-Southeast Michigan from 1987 through 1991. From 1977 through 1986, Mr. Richardson held various executive positions with New Century Bank (formerly Peoples Banking Corporation) in Frankenmuth and Bay City, Michigan, most recently as Executive Vice President. Mr. Richardson has a Masters in Business Administration from the University of Michigan. Mr. Richardson is a member of the American Institute of CPAs and the Michigan Association of CPAs.

     Edwin L. Adler is the Chairman and a director of the Company and the Bank. Mr. Adler is president of Food Town Supermarkets, a chain of five stores in the Clarkston, Michigan area, where he has been employed since 1963. Mr. Adler also owns two Harley Davidson dealerships one in Waterford Township and one in Fort Wayne, Indiana. Mr. Adler is also actively involved in real estate investment and management in Oakland County Mr. Adler served as an appointee of Governor Engler to the Silverdome Stadium Building Authority from 1972 to 1996.

     Louis C. Beer is a director of the Company and the Bank. Mr. Beer has served since 1993 as the chairman of First Public Corporation, a real estate, financial and business consulting firm located in Saginaw, Michigan. Mr. Beer serves on the Board of Trustees of the Detroit Symphony Orchestra Hall. Mr. Beer is also a member of the Clarkston Foundation and the Saginaw Valley Manufacturers Association. Mr. Beer is also an attorney and a member of the American Bar Association and the Michigan Bar Association.

     William J. Clark is a director of the Company and the Bank. Mr. Clark has served since October 1996 as the general manager of Coldwell Banker
Professionals, a real estate brokerage firm in Clarkston, Michigan, where he supervises approximately 53 real estate agents and nine staff members. Mr. Clark was employed by Clarkston Real Estate Services Inc. from 1989 through October 1996, most recently as the sales manager for over 30 agents and approximately five staff members. Mr. Clark is a member of the North Oakland County Board of Realtors, the Michigan Association of Realtors and the National Association of Realtors.

     Charles L. Fortinberry is a director of the Company and the Bank. Mr. Fortinberry is an automobile dealer and is the president of Clarkston Motors, Inc., where he has been employed since 1985. Mr. Fortinberry is a member of the Clarkston Area Chamber of Commerce and a number of automobile dealer associations. Mr. Fortinberry serves on the boards of the Detroit Auto Dealers Association and the Michigan Auto Dealers Association.

     Bruce H. McIntyre is the Secretary and a director of the Company and the Bank. Mr. McIntyre has served as president of McIntyre Media, LLC, a media consulting firm, since October 1996. From 1971 through September 1996, Mr. McIntyre was employed by Capital Cities/ABC, Inc., most recently as vice president of the publishing division. Mr. McIntyre was the publisher of the Oakland Press from 1977 through February 1995. Mr. McIntyre is involved in a number of civic and business organizations, including serving as Chairman of the Pontiac Stadium Authority and as Vice Chairman of the Orchard Lake City Planning Commission. Mr. McIntyre is a member of the Society of Professional Journalists and is a former president of the Michigan Press Association. Mr. McIntyre is also a former chairman of St. Joseph Mercy Hospital.

     Robert A. Olsen is a director of the Company and the Bank. Mr. Olsen is the president of Planned Financial Services, Inc., where he has been employed since 1974. Mr. Olsen provides financial, estate and retirement planning for small businesses and for public employers and pension plans. Mr. Olsen is a member of the International Association for Financial Planning, the National Association of Securities Dealers and the Michigan Association of Insurance Counselors. Mr. Olsen is involved in a number of civic and business organizations, including service as a board member, past president and founder of the Clarkston Foundation. Mr. Olsen is a member of the Clarkston Area Chamber of Commerce and of Independence Township's Vision 20/20 Committee. Mr. Olsen is Chairman of the Independence Township Economic Development Corporation.

     Ted J. Simon is a director of the Bank. Mr. Simon is the Vice President - Real Estate for Borman's Inc., a chain of grocery supermarkets located in the Detroit, Michigan area, where he has been employed since 1981. Mr. Simon is also Regional Vice President of Development for the Great Atlantic and Pacific Tea Company, where he has been employed since 1988. Mr. Simon is a director of Sun Communities Inc., a publicly traded Real Estate Investment Trust. Mr. Simon was a director of Michigan National Bank - West Metro, Livonia, Michigan from January 1976 to January 1987, and was a member of the Michigan National Bank of Detroit advisory board from April 1987 though 1994. Mr. Simon is a director of the Economic Development Corporation of the City of Detroit and is a director of the Detroit Economic Growth Corporation. Mr. Simon is also a member of the Urban Land Institute and the International Council of Shopping Centers.

     John Welker is a director of the Company and the Bank. Mr. Welker is president of Numatics, Inc., where he has been employed since 1965. Numatics, Inc. is a global developer and manufacturer of pneumatic components for automated machinery used in various industries. Numatics, Inc. has approximately 920 employees at 16 facilities in four countries.

Director Compensation

     No salaries or other remuneration have been paid by the Company to its directors or officers except that the Company has granted options to purchase shares of Common Stock to each of the directors. All stock options are granted at no cost to the recipient. See "-- Stock Option Grants." All of the directors of the Company are also directors of the Bank, and all of the officers of the Company are also officers of the Bank. Mr. Harrison receives compensation for his officer positions with the Bank.

     No directors' fees have been paid or will be paid during the Bank's first year of operations. It is anticipated that after its first year of operations, the Bank will pay each director reasonable fees for service on the Board, which will be comparable to fees paid by other local banks.

Executive Compensation

     Mr. Harrison, the Bank's Chief Executive Officer and President, is expected to be paid a salary of $100,000 for the first year of operation. Mr. Richardson, the Vice President and Controller of the Bank, is expected to be paid a salary of $65,000 for the first year of operation. Their compensation in subsequent years will be determined by the Company's and the Bank's Boards of Directors and will be based on merit and comparable salaries in the area and industry.

Stock Option Grants

     A total of 75,000 shares of Common Stock have been reserved for issuance under the Company's 1998 Founding Directors' Stock Option Plan, and the Company has granted to its directors and organizers options to purchase an aggregate of 58,330 shares.

     Effective _____________, 1998, the Company awarded stock options to purchase an aggregate of 29,165 shares to the directors of the Company and the Bank in the following amounts: Mr. Harrison (3,889 shares); Mr. Adler (5,833 shares); Mr. Beer (3,889 shares); Mr. Clark (1,166 shares); Mr. Fortinberry (2,722 shares); Mr. McIntyre (3,889 shares); Mr. Olsen (2,916 shares); and Mr. Welker (4,861 shares). These options are subject to vesting requirements and 20% of the shares subject to each option vest in each year in which the Company achieves a performance goal determined in advance by the Board of Directors of the Company. Pursuant to their terms, these options must be completely vested nine and one half years after their date of grant, regardless of whether the Company achieves the performance goals. These stock options were granted pursuant to the 1998 Founding Directors' Stock Option Plan have an exercise price of $10.00 per share, and expire on __________, 2008.

     Effective _____________, 1998, the Company awarded stock options to purchase an aggregate of 29,165 shares to the directors of the Company and the Bank in the following amounts: Mr. Harrison (3,889 shares); Mr. Adler (5,833 shares); Mr. Beer 3,889 shares); Mr. Clark (1,166 shares); Mr. Fortinberry (2,722 shares); Mr. McIntyre (3,889 shares); Mr. Olsen (2,916 shares); and Mr. Welker (4,861 shares). These stock options were granted pursuant to the 1998 Founding Directors' Stock Option Plan. These stock options vest 20% each year for five years, have an exercise price of $10.00 per share, are exercisable beginning ___________, 1999, and expire on ____________, 2008.

     In addition, a total of 25,000 shares are reserved for issuance under the Company's Stock Compensation Plan. The Company has not awarded any stock options pursuant to the Stock Compensation Plan.

Stock Compensation Plan

     The Company has adopted and its shareholders have approved the Clarkston Financial Corporation Stock Compensation Plan (the "Plan"). The Plan was adopted and approved on September 18, 1998. The purpose of the Plan is to promote the long-term success of the Company for the benefit of its shareholders through stock-based compensation by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is designed to allow key employees of the Company and certain of its subsidiaries to participate in the Company's future, as well as to enable the Company to attract, retain, and reward such employees. Eligibility is determined by the Committee. As of the date of this Prospectus, no options to purchase shares of Common Stock have been granted pursuant to the Plan.

     Administration. The Plan is administered by a committee of the Board of Directors (the "Committee"). The Committee will be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the Committee is eligible to participate in the Plan. Subject to the Company's Articles, Bylaws, and the provisions of the Plan, the Committee has the authority to select key employees to whom Awards (as defined below) may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

     The Plan provides for the granting of stock options, including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and restricted stock. These Awards are granted at no cost to the recipients. The term of the Plan is ten years; no Awards may be granted under the Plan after September 17, 2008.

     Types of Awards. The following types of awards ("Awards") may be granted under the Plan:

     An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include incentive stock options, as defined in Section 422 of the Code, as well as nonqualified stock options. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100% of the fair market value of the Common Stock at the date of grant. Options are granted at no cost to the recipients.

     "Restricted Stock" are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

     Shares Subject to Plan. A total of 25,000 shares of the Company's Common Stock are reserved for use under the Plan. The shares to be issued under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercised Options may be reissued under the Plan.

     Eligibility. Key employees of the Company and its designated subsidiaries are eligible to be granted Awards under the Plan. Eligibility is determined by the Committee.

     Participation and Assignability. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Company or any subsidiary. Generally, no Option, Restricted Stock, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. Upon termination of employment, any portion of unexercised Options which are exercisable on the termination date must generally be exercised within three months of the termination date for any termination other than as a result of the death of the employee, in which case the Plan provides in certain circumstances for a longer exercise period.

     Mandatory Exercise or Forfeiture. The Plan provides that the Federal Reserve Board or the FDIC have the right to require Plan participants to exercise or forfeit their Awards if the capital of the Company or the Bank falls below the minimum capital required by applicable laws, rules and regulations.

     Vesting Schedule. The Committee has the authority to include vesting requirements in any Award. Pursuant to the Plan, each Option must include a minimum vesting period of three years from the grant date during which the Options must vest in approximately equal percentages for the first three years or for such longer vesting period as the Committee may determine. If an optionee's employment terminates for any reason other than death or disability or upon the occurrence of a change in control, the employee forfeits the option with respect to any shares not vested on the termination date.

     Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; however, unless otherwise required by law, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, decrease the Option price of any Option to less than 100% of the fair market value on the date of grant, otherwise materially increase the benefits to participants in the Plan or cause the Plan not to comply with certain applicable securities and tax law requirements. Unless terminated earlier by the Board of Directors, the Plan will expire on September 17, 2008.

     Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     Options. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For nonqualified stock options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if common stock acquired as a result of the exercise of an incentive stock option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such common stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a "disqualifying disposition." If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred.

     The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

     Restricted Stock. Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions on sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

1998 Founding Directors Stock Option Plan

     The Company has adopted and its shareholders have approved the Clarkston Financial Corporation 1998 Founding Directors' Stock Option Plan (the "Directors Plan"). The Directors Plan was adopted and approved on September 18, 1998. The Directors Plan is intended to encourage stock ownership by nonemployee directors of the Company and the Bank, and to provide those individuals with additional incentive to manage the Company and the Bank effectively and to contribute to its success. The Directors Plan is also intended to provide a form of compensation that will attract and retain highly qualified individuals as nonemployee members of the Board of Directors of the Company and the Bank.

     Grant of Options. Options have been granted under the Directors Plan to each of the directors of the Company and the Bank. See "--Stock Option Grants." Options under the Plan may only be granted to directors who are not employed by the Company or any subsidiary. Options are granted at no cost to the recipient.

     The term of each option granted under the Directors Plan is 10 years from the date of grant subject to earlier termination at the end of three months following the director's termination of services as a director. The option price for each option must equal 100% of the fair market value of the Company's Common Stock on the date the option is granted. In general, no option may be exercisable in whole or in part prior to the first anniversary of the date of grant of the option. The Directors Plan does not obligate the Company, its Board of Directors or its shareholders to retain an optionee as a director of the Company or the Bank.

     Administration. The Directors Plan is administered by a committee of the Board of Directors (the "Directors Plan Committee"). The Directors Plan Committee will be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Directors Plan Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended. The Directors Plan Committee's authority is limited to interpreting the provisions of the Directors Plan and supervising its administration, including the power to adopt procedures and regulations for administrative purposes.

     Shares Subject to Directors Plan. A total of 75,000 shares of the Company's Common Stock are reserved for issuance under the Directors Plan. The shares of Common Stock that may be issued under the Directors Plan pursuant to the exercise of options will consist of authorized and unissued shares, which may include shares reacquired by the Company. The Directors Plan provides for an equitable adjustment in the number, kind, or price of shares of Common Stock covered by options in the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through stock dividends or similar changes. Shares previously reserved for issuance under unexercised Options which terminate, whether by expiration or otherwise, may again be reserved for issuance under a subsequent award.

     Mandatory Exercise or Forfeiture. The Directors Plan provides that the Federal Reserve Board or the FDIC have the right to require the Director Plan participants to exercise or forfeit their awards if the capital of the Company or the Bank falls below the minimum capital required by applicable laws, rules and regulations.

     Vesting Schedule. The Committee has the authority to include vesting requirements in any award. Pursuant to the Plan, each Option must include a minimum vesting period of three years from the grant date during which the options must vest in approximately equal percentages for the first three years or for such longer vesting period as the Committee may determine.

     Termination or Amendment of the Plan. The Board of Directors of the Company may amend or terminate the Directors Plan with respect to shares not subject to options at the time of amendment or termination. The Directors Plan may not be amended without shareholder approval if the amendment would increase the maximum number of shares that may be issued under the Directors Plan, extend the term of the options, decrease the price at which options may be granted, remove the administration of the Directors Plan from the Directors Plan Committee, change the class of persons eligible to receive options or permit the granting of options under the Directors Plan after September 17, 2008. Unless terminated earlier by the Board of Directors, the Directors Plan will expire on September 17, 2008.

     Transferability of Options and Common Stock. Generally, options granted under the Directors Plan may be transferred only by will or according to the laws of descent and distribution. Options may be exercised only by an optionee or a permitted transferee during an optionee's lifetime. Upon the death of an optionee, all Options held by the decedent, or his or her permitted transferees, and not yet exercisable, become fully exercisable. Before issuing any shares upon the exercise of an option, the Company may require the optionee to represent in writing that the shares are being acquired for investment and not for resale. The Company may also delay issuance of the shares until all appropriate registrations or qualifications under federal and state securities laws have been completed.

     Federal Tax Consequences. The following summarizes the consequences of the grant and exercise of options under the Directors Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     Optionees will not recognize taxable income at the time an option is granted under the Directors Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options granted under the Directors Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. Because options granted under the Directors Plan will not qualify as incentive stock options under the Code, the difference between the fair market value of the shares at the time an option is exercised and the option exercise price generally will be treated as ordinary income to the optionee. The Company is entitled to a corresponding deduction equal to the amount of an optionee's ordinary income.

     Tax consequences to the holder of the shares will arise again at the time the shares of Common Stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss, but, under current law, the shares must have been held for more than 12 months for the most advantageous tax rate. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain and loss, and will equal the difference between the amount realized in the sale and the tax basis of the shares of Common Stock. The tax basis will generally equal the cost of the shares (the option exercise price paid) plus any income recognized upon exercise of the option.

                              CERTAIN TRANSACTIONS

Lease of Real Property

     The Bank is leasing a building in downtown Clarkston, Michigan for use as the Bank's main office and the Company's headquarters. See "Business--Properties." The Bank leases the building from a limited liability company wholly owned by Messrs. Harrison, Adler, Beer, Clark, Fortinberry, McIntyre, Olsen and Welker, each of whom is a director of the Company and the Bank. Management of the Company believes that the terms of the lease are no less favorable to the Company than could be obtained from non-affiliated parties.

Loans from Organizers

     Organizers of the Bank have loaned approximately $415,000 in aggregate amount to the Company to cover organizational expenses of the Bank and the Company. These loans include $120,000 loaned as of August 31, 1998 and an additional $295,000 loaned subsequent to August 31, 1998. Interest is payable on the loans at the rate of 5.0% per annum. All of these loans will be repaid by the Company using $285,000 of net offering proceeds and $130,000 cash on hand. Each of the organizers who has loaned money to the Company is a member of the Company's Board of Directors.

Banking Transactions

     It is anticipated that the directors and officers of the Company and the Bank and the companies with which they are associated will have banking and other transactions with the Company and the Bank in the ordinary course of business. Any loans and commitments to lend to such affiliated persons or entities included in such transactions will be made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness, and will not involve more than normal risk or present other unfavorable features to the Company and the Bank. Transactions between the Company or the Bank, and any officer, director, principal shareholder, or other affiliate of the Company or the Bank will be on terms no less favorable to the Company or the Bank than could be obtained on an arms-length basis from unaffiliated independent third parties.

Indemnification

     The Articles of Incorporation of the Company and the Bank provide for the indemnification of directors and officers of the Company and the Bank, including reasonable legal fees, incurred by such directors and officers while acting for or on behalf of the Company or the Bank as a director or officer, subject to certain limitations. See "Description of Capital Stock -- Anti-Takeover Provisions." The Company has purchased directors' and officers' liability insurance for directors and officers of the Company and the Bank.

Subsequent Transactions

     All future material transactions between the Company and its affiliates will be entered into on terms that are no less favorable to the Company than those which can be obtained from unaffiliated third parties. Any such transactions, including any issuance of preferred stock and any actions with respect to the lease for the building, will be approved by a majority of the Company's independent directors who do not have an interest in the transaction and who have had access, at the Company's expense, to the Company's legal counsel.

                             PRINCIPAL SHAREHOLDERS

     The Company has to date issued only ten shares of Common Stock. The following table sets forth certain information with respect to the anticipated beneficial ownership of the Company's Common Stock after the sale of shares offered hereby, by (i) each person expected by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the current directors and executive officers of the Company; and (iii) all such directors and executive officers of the Company as a group. Pursuant to the Underwriting
Agreement between the Company and the Underwriter (the "Underwriting Agreement"), the Company will direct the Underwriter to offer to sell the number of shares listed below to the directors and executive officers listed below. All share numbers are provided based upon such directions from the Company and non-binding expressions of interest supplied by the persons listed below. Depending upon their individual circumstances at the time, each of such persons may purchase a greater or fewer number of shares than indicated, and in fact may purchase no shares.


                                                      Number of Shares                Percent of
                                                     Beneficially Owned           Outstanding Shares
                Name and Address                      After Offering(1)           After the Offering
                ----------------                      --------------              ------------------
David T. Harrison
8299 Deerwood Road
Clarkston, MI 48348..............................          10,000                       1.1%

James L. Richardson
6628 Deer Ridge
Clarkston, MI 48348..............................             0                           0

Edwin L. Adler
900 Lake Angelus Shores
Lake Angelus, MI 48326...........................          30,000                       3.2%

Louis D. Beer
9100 Fox Hollow
Clarkston, MI 48348..............................          10,000                       1.1%

William J. Clark
2575 Hathon
Waterford, MI 48329..............................           3,000                         *

Charles L. Fortinberry, II
9853 Pine Knob Road
Clarkston, MI 48348..............................           7,000                         *

Bruce H. McIntyre
4121 Pontiac Trail
Orchard Lake, MI 48323...........................          10,000                       1.1%

Robert A. Olsen
6950 Langle Drive
Clarkston, MI 48346..............................           7,500                         *

Ted J. Simon
959 West Harsdale Rod
Bloomfield Hills, MI 48302.......................            500                          *

John H. Welker
3465 Whitfield
Waterford, MI 48329..............................          12,500                       1.3%

All executive officers and directors as a
group (10 persons) (3)(4)........................          90,500                       9.5%

----------------------
*Less than 1.0%
(1) Some or all of the Common Stock listed may be held jointly with, or for the benefit of, spouses and children of, or various trusts established by, the person indicated.
(2) For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has, or shares the power to vote or direct the voting of shares, the power to dispose of or direct the disposition of the shares or the right to acquire beneficial ownership within 60 days. Except as otherwise set forth in the following footnotes, directors and officers have sole voting and investment power or share voting and investment power with their wives.
(3) Based upon the number of shares of Common Stock that the persons indicated have informed the Company that they intend to purchase in this Offering.

                           SUPERVISION AND REGULATION

     The following is a summary of certain statutes and regulations affecting the Company and the Bank. This summary is qualified in its entirety by such statutes and regulations. A change in applicable laws or regulations may have a material effect on the Company, the Bank and the business of the Company and the Bank.

General

     Financial institutions and their holding companies are extensively regulated under federal and state law. Consequently, the growth and earnings performance of the Company and the Bank can be affected not only by management decisions and general economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities. Those authorities include, but are not limited to, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the FDIC, the Commissioner of the Michigan Financial Institutions Bureau ("Commissioner"), the Internal Revenue Service, and state taxing authorities. The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

     Federal and state laws and regulations generally applicable to financial institutions and their holding companies regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, lending activities and practices, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to the Company and the Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance funds, the depositors of the Bank, and the public, rather than shareholders of the Bank or the Company.

     Federal law and regulations establish supervisory standards applicable to the lending activities of the Bank, including internal controls, credit underwriting, loan documentation and loan-to-value ratios for loans secured by real property.

The Company

     General. The Company has applied for approval of the Commissioner, and on October 5, 1998, applied for approval of the Federal Reserve Board, to acquire all of the capital stock to be issued by the Bank in connection with its organization. When the Company becomes the sole shareholder of the Bank, the Company will be a bank holding company and, as such, is registered with, and subject to regulation by, the Federal Reserve Board under the Bank Holding Company Act, as amended (the "BHCA"). Under the BHCA, the Company will be subject to periodic examination by the Federal Reserve Board, and will be required to file with the Federal Reserve Board periodic reports of its operations and such additional information as the Federal Reserve Board may require.

     In accordance with Federal Reserve Board policy, the Company will be expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances where the Company might not do so absent such policy. In addition, if the Commissioner deems the Bank's capital to be impaired, the Commissioner may require the Bank to restore its capital by a special assessment upon the Company as the Bank's sole shareholder. If the Company were to fail to pay any such assessment, the directors of the Bank would be required, under Michigan law, to sell the shares of the Bank's stock owned by the Company to the highest bidder at either a public or private auction and use the proceeds of the sale to restore the Bank's capital.

     Investments and Activities. In general, any direct or indirect acquisition by the Company of any voting shares of any bank which would result in the Company's direct or indirect ownership or control of more than 5% of any class of voting shares of such bank, and any merger or consolidation of the Company with another bank company, will require the prior written approval of the Federal Reserve Board under the BHCA. In acting on such applications, the Federal Reserve Board must consider various statutory factors, including among others, the effect of the proposed transaction on competition in relevant geographic and product markets, and each party's financial condition, managerial resources, and record of performance under the Community Reinvestment Act. Effective September 29, 1995, bank holding companies may acquire banks located in any state in the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring company and all of its insured depository institution affiliates.

     The merger or consolidation of an existing bank subsidiary of the Company with another bank, or the acquisition by such a subsidiary of assets of another bank, or the assumption of liability by such a subsidiary to pay any deposits in another bank, will require the prior written approval of the responsible Federal depository institution regulatory agency under the Bank Merger Act, based upon a consideration of statutory factors similar to those outlined above with respect to the BHCA. In addition, in certain such cases an application to, and the prior approval of, the Federal Reserve Board under the BHCA and/or the Commissioner under the Michigan Banking Code, may be required.

     With certain limited exceptions, the BHCA prohibits any bank company from engaging, either directly or indirectly through a subsidiary, in any activity other than managing or controlling banks unless the proposed non-banking activity is one that the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Under current Federal Reserve Board regulations, such permissible non-banking activities include such things as mortgage banking, equipment leasing, securities brokerage, and consumer and commercial finance company operations. As a result of recent amendments to the BHCA, well- capitalized and well-managed bank holding companies may engage de novo in certain types of non-banking activities without prior notice to, or approval of, the Federal Reserve Board, provided that written notice of the new activity is given to the Federal Reserve Board within 10 business days after the activity is commenced. If a bank company wishes to engage in a non-banking activity by acquiring a going concern, prior notice and/or prior approval will be required, depending upon the activities in which the company to be acquired is engaged, the size of the company to be acquired and the financial and managerial condition of the acquiring bank company.

     In evaluating a proposal to engage (either de novo or through the acquisition of a going concern) in a non-banking activity, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the bank company, and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of the bank company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

     Capital Requirements. The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

     The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: (i) a leverage capital requirement expressed as a percentage of total assets, and (ii) a risk-based requirement expressed as a percentage of total risk-weighted assets. The leverage capital requirement consists of a minimum ratio of Tier 1 capital (which consists principally of shareholders' equity) to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others. The risk- based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital.

     The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. For example, Federal Reserve Board regulations provide that additional capital may be required to take adequate account of, among other things, interest rate risk and the risks posed by concentrations of credit, nontraditional activities or securities trading activities. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

     Dividends. The Company is a corporation separate and distinct from the Bank. Most of the Company's revenues will be received by it in the form of dividends, if any, paid by the Bank. Thus, the Company's ability to pay dividends to its shareholders will indirectly be limited by statutory restrictions on its ability to pay dividends. See "The Bank - Dividends." Further, the Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the Federal Reserve Board expressed its view that a bank company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which can only be funded in ways that weakened the bank company's financial health, such as by borrowing. Additionally, the Federal Reserve Board possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. Similar enforcement powers over the Bank are possessed by the FDIC. The "prompt corrective action" provisions of federal law and regulation authorizes the Federal Reserve Board to restrict the payment of dividends by the Company for an insured bank which fails to meet specified capital levels.

     In addition to the restrictions on dividends imposed by the Federal Reserve Board, the Michigan Business Corporation Act provides that dividends may be legally declared or paid only if after the distribution a corporation, such as the Company, can pay its debts as they come due in the usual course of business and its total assets equal or exceed the sum of its liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any holders of preferred stock whose preferential rights are superior to those receiving the distribution. The Company is authorized to issue preferred stock but it has no current plans to issue any such preferred stock.

The Bank

     General. Upon completion of its organization, the Bank will be a Michigan banking corporation and its deposit accounts will be insured by the Bank Insurance Fund (the "BIF") of the FDIC. As a BIF-insured Michigan chartered bank, the Bank will be subject to the examination, supervision, reporting and enforcement requirements of the Commissioner, as the chartering authority for Michigan banks, and the FDIC, as administrator of the BIF. These agencies and the federal and state laws applicable to the Bank and its operations, extensively regulate various aspects of the banking business including, among other things, permissible types and amounts of loans, investments and other activities, capital adequacy, branching, interest rates on loans and on deposits, the maintenance of non-interest bearing reserves on deposit accounts, and the safety and soundness of banking practices.

     Deposit Insurance. As an FDIC-insured institution, the Bank will be required to pay deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums, based upon their respective levels of capital and results of supervisory evaluation. Institutions classified as well-capitalized (as defined by the FDIC) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (as defined by the FDIC) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

     The Federal Deposit Insurance Act ("FDIA") requires the FDIC to establish assessment rates at levels which will maintain the Deposit Insurance Fund at a mandated reserve ratio of not less than 1.25% of estimated insured deposits. Accordingly, the FDIC established the schedule of BIF insurance assessments for the first semi-annual assessment period of 1998, ranging from 0% of deposits for institutions in the lowest risk category to .27% of deposits for institutions in the highest risk category.

     The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution or its directors have engaged or are engaging in unsafe or unsound practices, or have violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC, or if the institution is in an unsafe or unsound condition to continue operations. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital.

     Commissioner Assessments. Michigan banks are required to pay supervisory fees to the Commissioner to fund the operations of the Commissioner. The amount of supervisory fees paid by a bank is based upon the bank's total assets, as reported to the Commissioner.

     FICO Assessments. Pursuant to federal legislation enacted September 30, 1996, the Bank, as a member of the BIF, is subject to assessments to cover the payments on outstanding obligations of the Financing Corporation ("FICO"). FICO was created in 1987 to finance the recapitalization of the Federal Savings and Loan Insurance Corporation, the predecessor to the FDIC's Savings Association Insurance Fund (the "SAIF") which insures the deposits of thrift institutions. Until January 1, 2000, the FICO assessments made against BIF members may not exceed 20% of the amount of FICO assessments made against SAIF members. Currently, SAIF members pay FICO assessments at a rate equal to approximately 0.063% of deposits while BIF members pay FICO assessments at a rate equal to approximately 0.013% of deposits. Between January 1, 2000 and the maturity of the outstanding FICO obligations in 2019, BIF members and SAIF members will share the cost of the interest on the FICO bonds on a pro rata basis. It is estimated that FICO assessments during this period will be less than 0.025% of deposits

     Capital Requirements. The FDIC has established the following minimum capital standards for state-chartered, FDIC-insured non-member banks, such as the Bank: a leverage requirement consisting of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated banks with minimum requirements of 4% to 5% for all others, and a risk-based capital requirement consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be Tier 1 capital. Tier 1 capital consists principally of shareholders' equity. These capital requirements are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual institutions. For example, FDIC regulations provide that higher capital may be required to take adequate account of, among other things, interest rate risk and the risks posed by concentrations of credit, nontraditional activities or securities trading activities. As a condition to regulatory approval of the Bank's formation, the Bank will be required to have an initial capitalization sufficient to provide a ratio of Tier 1 capital to total estimated assets of at least 8% at the end of the third year of operation.

     Federal law provides the federal banking regulators with broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." Federal regulations define these capital categories as follows:

                                           Total                  Tier 1
                                           Risk-Based             Risk-Based
                                           Capital Ratio          Capital Ratio           Leverage Ratio
Well capitalized                           10% or above           6% or above             5% or above
Adequately capitalized                       8% or above          4% or above             4% or above
Undercapitalized                           Less than 8%           Less than 4%            Less than 4%
Significantly undercapitalized             Less than 6%           Less than 3%            Less than 3%
Critically undercapitalized                          --                     --            A ratio of tangible
                                                                                          equity to total assets
                                                                                          of 2% or less

     Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include: requiring the submission of a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and ultimately, appointing a receiver for the institution.

     In general, a depository institution may be reclassified to a lower category than is indicated by its capital levels if the appropriate federal depository institution regulatory agency determines the institution to be otherwise in an unsafe or unsound condition or to be engaged in an unsafe or unsound practice. This could include a failure by the institution, following receipt of a less-than-satisfactory rating on its most recent examination report, to correct the deficiency.

     Dividends. Under Michigan law, the Bank will be restricted as to the maximum amount of dividends it may pay on its common stock. The Bank may not pay dividends except out of net profits after deducting its losses and bad debts. A Michigan state bank may not declare or pay a dividend unless the bank will have a surplus amounting to at least 20% of its capital after the payment of the dividend. If the Bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net profits for the preceding one-half year (in the case of quarterly or semi-annual dividends) or full-year (in the case of annual dividends) has been transferred to surplus. A Michigan state bank may, with the approval of the Commissioner, by vote of shareholders owning 2/3 of the stock eligible to vote increase its capital stock by a declaration of a stock dividend, provided that after the increase the bank's surplus equals at least 20% of its capital stock, as increased. The Bank may not declare or pay any dividend until the cumulative dividends on preferred stock (should any such stock be issued and outstanding) have been paid in full. The Bank's Articles of Incorporation do not authorize the issuance of preferred stock and there are no current plans to seek such authorization.

     Federal law generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its company if the depository institution would thereafter be undercapitalized. The FDIC may prevent an insured bank from paying dividends if the bank is in default of payment of any assessment due to the FDIC. In addition, the FDIC may prohibit the payment of dividends by the Bank, if such payment is determined, by reason of the financial condition of the Bank, to be an unsafe and unsound banking practice.

     Insider Transactions. The Bank will be subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the Company or its subsidiaries, on investments in the stock or other securities of the Company or its subsidiaries and the acceptance of the stock or other securities of the Company or its subsidiaries as collateral for loans. Certain limitations and reporting requirements are also placed on extensions of credit by the Bank to its directors and officers, to directors and officers of the Company and its subsidiaries, to principal shareholders of the Company, and to "related interests" of such directors, officers and principal shareholders. In addition, federal law and regulations may affect the terms upon which any person becoming a director or officer of the Company or one of its subsidiaries or a principal shareholder of the Company may obtain credit from banks with which the Bank maintains a correspondent relationship.

     Safety and Soundness Standards. The federal banking agencies have adopted guidelines to promote the safety and soundness of federally insured depository institutions. These guidelines establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, asset quality and earnings. In general, the guidelines prescribe the goals to be achieved in each area, and each institution will be responsible for establishing its own procedures to achieve those goals. If an institution fails to comply with any of the standards set forth in the guidelines, the institution's primary federal regulator may require the institution to submit a plan for achieving and maintaining compliance. The preamble to the guidelines states that the agencies expect to require a compliance plan from an institution whose failure to meet one or more of the standards is of such severity that it could threaten the safe and sound operation of the institution. Failure to submit an acceptable compliance plan , or failure to adhere to a compliance plan that has been accepted by the appropriate regulator, would constitute grounds for further enforcement action.

     State Bank Activities. Under federal law and FDIC regulations, FDIC-insured state banks are prohibited, subject to certain exceptions, from making or retaining equity investments of a type, or in an amount, that are not permissible for a national bank. Federal law, as implemented by FDIC regulations, also prohibits FDIC-insured state banks and their subsidiaries, subject to certain exceptions, from engaging as principal in any activity that is not permitted for a national bank or its subsidiary, respectively, unless the bank meets, and continues to meet, its minimum regulatory capital requirements and the FDIC determines the activity would not pose a significant risk to the deposit insurance fund of which the bank is a member. Impermissible investments and activities must be divested or discontinued within certain time frames set by the FDIC in accordance with federal law. These restrictions are not currently expected to have a material impact on the operations of the Bank.

     Consumer Protection Laws. The Bank's business is expected to include making a variety of types of loans to individuals. In making these loans, the Bank will be subject to State usury and regulatory laws and to various federal statutes, such as the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, and the Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination, specify disclosures to be made to borrowers regarding credit and settlement costs, and regulate the mortgage loan servicing activities of the Bank, including the maintenance and operation of escrow accounts and the transfer of mortgage loan servicing. In receiving deposits, the Bank will be subject to extensive regulation under State and federal law and regulations, including the Truth in Savings Act, the Expedited Funds Availability Act, the Bank Secrecy Act, the Electronic Funds Transfer Act, and the Federal Deposit Insurance Act. Violation of these laws could result in the imposition of significant damages and fines upon the Bank and its directors and officers.

     Branching Authority. Michigan banks, such as the Bank, have the authority under Michigan law to establish branches anywhere in the State of Michigan, subject to receipt of all required regulatory approvals (including the approval of the Commissioner and the FDIC).

     Effective June 1, 1997 (or earlier if expressly authorized by applicable state law), the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") allows banks to establish interstate branch networks through acquisitions of other banks, subject to certain conditions, including certain limitations on the aggregate amount of deposits that may be held by the surviving bank and all of its insured depository institution affiliates. The establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of an out-of-state bank in its entirety) is allowed by IBBEA only if specifically authorized by state law. The legislation allowed individual states to "opt-out" of interstate branching authority by enacting appropriate legislation prior to June 1, 1997.

     Michigan did not opt out of IBBEA, and now permits both U.S. and non-U.S. banks to establish branch offices in Michigan. The Michigan Banking Code permits, in appropriate circumstances and with the approval of the Commissioner,
(i) the acquisition of all or substantially all of the assets of a Michigan-chartered bank by an FDIC- insured bank, savings bank, or savings and loan association located in another state, (ii) the acquisition by a Michigan-chartered bank of all or substantially all of the assets of an FDIC-insured bank, savings bank or savings and loan association located in another state,
(iii) the consolidation of one or more Michigan-chartered banks and FDIC-insured banks, savings banks or savings and loan associations located in other states having laws permitting such consolidation, with the resulting organization chartered by Michigan, (iv) the establishment by a foreign bank, which has not previously designated any other state as its home state under the International Banking Act of 1978, of branches located in Michigan, and (v) the establishment or acquisition of branches in Michigan by FDIC-insured banks located in other states, the District of Columbia or U.S. territories or protectorates having laws permitting Michigan-chartered banks to establish branches in such jurisdiction. Further, the Michigan Banking Code permits, upon written notice to the Commissioner, (i) the acquisition by a Michigan-chartered bank of one or more branches (not comprising all or substantially all of the assets) of an FDIC-insured bank, savings bank or savings and loan association located in another state, the District of Columbia, or a U.S. territory or protectorate,
(ii) the establishment by Michigan-chartered banks of branches located in other states, the District of Columbia, or U.S. territories or protectorates, and
(iii) the consolidation of one or more Michigan-chartered banks and FDIC-insured banks, savings banks or savings and loan associations located in other states, with the resulting organization chartered by one of such other states.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 10,000,000 shares of Common Stock. As of the date of this Prospectus, there are ten shares of Common Stock issued and outstanding. No shares of Preferred Stock have been issued by the Company.

     Michigan law allows the Company's Board of Directors to issue additional shares of stock up to the total amount of Common Stock authorized without obtaining the prior approval of the shareholders.

Common Stock

     Dividend Rights. Subject to any prior rights of holders of Preferred Stock then outstanding, the holders of the Common Stock will be entitled to dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. Under Michigan law, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation's total assets equal or exceed the sum of its liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any holders of Preferred Stock then outstanding whose preferential rights are superior to those receiving the distribution. See "Supervision and Regulation -- The Bank -- Dividends."

     Funds for the payment of dividends by the Company are expected to be obtained primarily from dividends of the Bank. There can be no assurance that the Company will have funds available for dividends, or that if they are available, that dividends will be declared by the Company's Board of Directors. As the Bank is not expected to be profitable during its start up period, the Company does not expect to be in a position to declare dividends at any time in the near future.

     Voting Rights. Subject to the rights, if any, of holders of shares of Preferred Stock then outstanding, all voting rights are vested in the holders of shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters, including the election of directors. Shareholders of the Company do not have cumulative voting rights.

     Preemptive Rights. Holders of Common Stock do not have preemptive rights.

     Liquidation Rights. Subject to any rights of any Preferred Stock then outstanding, holders of Common Stock are entitled to share on a pro rata basis in the net assets of the Company which remain after satisfaction of all liabilities.

     Reports to Shareholders. The Company will furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each fiscal year, quarterly reports containing unaudited financial information. See "Available Information."

     Shares Available for Issuance. The availability for issuance of a substantial number of shares of Common Stock and Preferred Stock at the discretion of the Board of Directors will provide the Company with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of the Company capital stock, except for the shares of Common Stock reserved for issuance under the Company's stock compensation and stock option plans.

     Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board of Directors of the Company may determine and holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law and the judgment of the Board of Directors of the Company regarding the submission of such issuance to the Company's shareholders. As noted, the Company's shareholders will have no preemptive rights to subscribe to newly issued shares.

     Moreover, it will be possible that additional shares of Common Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares of Common Stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board of Directors of the Company in opposing such an attempt by a third party to gain control of the Company. The issuance of new shares of Common Stock could also be used to dilute ownership of a person or entity seeking to obtain control of the Company. Although the Company does not currently contemplate taking any such action, shares of Company capital stock could be issued for the purposes and effects described above, and the Board of Directors reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

     Transfer Agent. Continental Stock Transfer & Trust Co. of New York, New York, serves as the transfer agent of the Company's Common Stock.

Preferred Stock

     The Company's Articles of Incorporation do not authorize any shares of Preferred Stock.

Description of Certain Statutory and Charter Provisions

     In addition to the utilization of authorized but unissued shares as described above, the Company's Articles and the Michigan Business Corporation Act (the "MBCA") contain other provisions which could be utilized by Company to impede certain efforts to acquire control of the Company. Those provisions include the following:

     Control Share Act. The MBCA contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act").

     The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33-1/3% or 50%. Under the Control Share Act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

     The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

     The Control Share Act applies only to an "issuing public corporation." The Company falls within the statutory definition of an "issuing public corporation." The Control Share Act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. The Company has not "opted out" of the Control Share Act.

     Fair Price Act. Certain provisions of the MBCA (the "Fair Price Act") establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the company. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (iii) five (5) years have elapsed between the date of the interested shareholder becoming an interested shareholder and the date the business combination is consummated.

     The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

     Classified Board. The Board of Directors of the Company is classified into three classes, with each class serving a staggered, three-year term. Classification of the Board could have the effect of extending the time during which the existing Board of Directors could control the operating policies of Company even though opposed by the holders of a majority of the outstanding shares of Common Stock.

     Under the Company's Articles, all nominations for directors by a shareholder must be delivered to the Company in writing at least 60, but not more than 90, days prior to the annual meeting of the shareholders. A nomination that is not received within this period will not be placed on the ballot. The Board believes that advance notice of nominations by shareholders will afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, will provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure does not give the Board of Directors any power to approve or disapprove of shareholder nominations for the election of directors, this nomination procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed.

     The Company's Articles provide that any one or more directors may be removed at any time, with or without cause, but only by either: (i) the affirmative vote of a majority of "Continuing Directors" and at least 80% of the directors; or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. A "Continuing Director" is generally defined in the Articles as any member of the Board who is unaffiliated with any "interested shareholder" (generally, an owner of 10% or more of the Company's outstanding voting shares) and was a member of the Board prior to the time an interested shareholder became an interested shareholder, and any successor of a Continuing Director who is unaffiliated with an interested shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

     Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors and an 80% majority of all of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next annual meeting of shareholders at which directors are elected to the class to which such a director was named and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors may shorten the term of any incumbent director.

     Notice of Shareholder Proposals. Under the Company's Articles, the only business that may be conducted at an annual or special meeting of shareholders is business that has been brought before the meeting by or at the direction of the majority of the directors or by a shareholder of the Company: (i) who provides timely notice of the proposal in writing to the secretary of the Company and the proposal is a proper subject for action by shareholders under

Michigan law or (ii) whose proposal is included in the Company's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission. To be timely, a shareholder's notice of proposal must be delivered to, or mailed to and received at the principal executive offices of the Company not less than 60 days prior to the date of the originally scheduled annual meeting regardless of any postponements, deferrals or adjournments of that meeting to a later date. With respect to special meetings, notice must be received by the Company not more than 10 days after the Company mails notice of the special meeting. The shareholder's notice of proposal must set forth in writing each matter the shareholder proposes to bring before the meeting including: (i) the name and address of the shareholder submitting the proposal, as it appears on the Company's books and records; (ii) a representation that the shareholder: (a) is a holder of record of stock of the Company entitled to vote at the meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to vote in person or by proxy at the meeting and to submit the proposal for shareholder vote; (iii) a brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and (iv) the description of any financial or other interest of the shareholder in the proposal. This procedure may limit to some degree the ability of shareholders to initiate discussions at annual shareholders meetings. It may also preclude the conducting of business at a particular meeting if the proposed notice procedures have not been followed.

     Certain Shareholder Action. The Company's Articles require that any shareholder action must be taken at an annual or special meeting of shareholders, that any meeting of shareholders must be called by the Board of Directors or the Chairman of the Board, and prohibit shareholder action by written consent. Shareholders of the Company are not permitted to call a special meeting of shareholders or require that the Board call such a special meeting. The MBCA permits shareholders holding in the aggregate 10% or more of all of the shares entitled to vote at a meeting to request the Circuit Court of the County in which the Company's principal place of business or registered office is located to order a special meeting of shareholders for good cause shown.

     Amendment or Repeal of Certain Provisions of the Articles. Under Michigan law, the Board of Directors need not adopt a resolution setting forth an amendment to the Articles before the shareholders may vote on it. Unless the Articles provide otherwise, amendments of the Articles generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series, or the par value of such shares, or would adversely affect the rights, powers, or preferences of such class or series, a majority of the outstanding stock of such class or series also would be required to approve the amendment.

     The Company's Articles require that in order to amend, repeal or adopt any provision inconsistent with Article VIII relating to the Board of Directors,
Article IX relating to shareholder proposals or Article X with respect to certain shareholder action, the affirmative vote of at least 80% of the issued and outstanding shares of Common Stock entitled to vote in the election of directors, voting as a single class must be received; provided, however, that such amendment or repeal or inconsistent provision may be made by a majority vote of such shareholders at any meeting of the shareholders duly called and held where such amendment has been recommended for approval by at least 80% of all directors then holding office and by a majority of the "continuing directors." These amendment provisions could render it more difficult to remove management or for a person seeking to effect a merger or otherwise gain control of the Company. These amendment requirements could, therefore adversely affect the potential realizable value of shareholders' investments.

     Board Evaluation of Certain Offers. Article XII of the Company's Articles provides that the Board of Directors shall not approve, adopt or recommend any offer of any person or entity (other than the Company) to make a tender or exchange offer for any Common Stock, to merge or consolidate the Company with any other entity, or to purchase or acquire all or substantially all of the Company's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders. In doing so, the Board may rely on an opinion of legal counsel who is independent from the offeror, and/or it may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

     In making its determination, the Board must consider all factors it deems relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by the Company and/or its shareholders, considering historical trading prices of the capital stock of the Company, the price that could be achieved in a negotiated sale of the Company as a whole, past offers, and the future prospects of the Company; (ii) the potential social and economic impact of the proposed transaction on the Company, its subsidiaries, its employees, customers and vendors; (iii) the potential social and economic impact of the proposed transaction on the communities in which the Company and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiring person or entity; and (v) the competence, experience and integrity of the proposed acquiring person or entity and its or their management.

     In order to amend, repeal, or adopt any provision that is inconsistent with
Article XII, at least 80% of the shareholders, voting together as a single class, must approve the change, unless the change has been recommended for approval by at least 80% of the directors, in which case a majority of the voting stock could approve the action.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company expects to have approximately 950,000 shares of its Common Stock outstanding. The 950,000 shares of the Company's Common Stock purchased in this Offering (plus any additional shares sold upon the Underwriter's exercise of its over-allotment option) have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of the Company or the Bank (collectively, "Affiliates"). Affiliates of the Company may generally only sell shares of the Common Stock pursuant to the Commission's Rule 144.

     In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of the Company may sell shares of the Common Stock within any three-month period in an amount limited to the greater of 1.0% of the outstanding shares of the Company's Common Stock (9,500 shares immediately after the completion of this Offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company.

     The Company and the directors and officers of the Company and the Bank (who are expected to hold an aggregate of approximately 90,500 shares after this Offering), have agreed, or will agree, that they will not issue, offer for sale, sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or any rights to purchase shares of Common Stock, in the open market or otherwise, without the prior written consent of the Underwriter for a period of 180 days from the date of this Prospectus. Prior to this Offering, there has been no public trading market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of the Common Stock after completion of this Offering. Nevertheless, sales of substantial amounts of Common Stock in the public market could have an adverse effect on prevailing market prices.

                                  UNDERWRITING

     The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, that it will purchase from the Company, on a firm commitment basis, 950,000 shares of the Company's Common Stock. The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to certain conditions. The Underwriting Agreement provides for the Company's payment of certain expenses incurred in connection with the review of the underwriting arrangements for the Offering by the National Association of Securities Dealers, Inc. (the "NASD"). The Underwriter is obligated to purchase all 950,000 of the shares of Common Stock offered hereby, excluding shares covered by the over-allotment option granted to the Underwriter, if any are purchased.

     If the Underwriting Agreement is terminated, except in certain limited cases, the Underwriting Agreement provides that the Company will reimburse the Underwriter for all accountable out-of-pocket expenses incurred by it in connection with the proposed purchase and sale of the Common Stock, up to a maximum $50,000. The Company has advanced $20,000 to the Underwriter in connection with such expense reimbursement. The Underwriting Agreement provides that in the event the accountable out-of-pocket expenses to be reimbursed upon such termination total an amount less than $20,000, the Underwriter shall pay such difference to the Company.

     The Company and the Underwriter have agreed that the Underwriter will purchase the 950,000 shares of Common Stock offered hereunder at a price to the public of $10.00 per share less underwriting discounts of $____ per share. The Underwriter has agreed to limit the underwriting discounts to $____ per share for up to 100,000 shares sold by the Underwriter to officers and directors of the Company and the Bank and their immediate family members. The Underwriter proposes to offer the Common Stock to selected dealers who are members of the NASD, at a price of $10.00 per share less a commission not in excess of $______ per share. The Underwriter may allow, and such dealers may re-allow, concessions not in excess of $______ per share to certain brokers and dealers.

     The Underwriter has informed the Company that it does not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which it exercises discretionary authority.

     The Company has granted the Underwriter an option, exercisable for 30 days after the date of this Offering, to purchase up to 142,500 additional shares of Common Stock to cover over-allotments, if any, at the same price per share to be paid by the Underwriter for the other shares of Common Stock offered hereby. The Underwriter may purchase such shares only to cover over-allotments, if any, in connection with this Offering.

     The Company, its directors and executive officers and those of the Bank have agreed with the Underwriter, for a period of 180 days after the date of this Prospectus, not to issue, sell, offer to sell, grant any options for the sale of, or otherwise dispose of any shares of Common Stock or any rights to purchase shares of Common Stock, in the open market or otherwise, without the prior written consent of the Underwriter.

     The Underwriting Agreement contains indemnity provisions between the Underwriter and the Company and the controlling persons thereof against certain liabilities, including liabilities arising under the Securities Act. The Company is generally obligated to indemnify the Underwriter in connection with losses or claims arising out of any untrue statement of a material fact contained in this Prospectus or in related documents filed with the Commission or with any state securities administrator or any omission of certain material facts from such documents.

     There has been no public trading market for the Common Stock. The initial offering price was determined by negotiations between the Company and the Underwriter. This price is not based upon earnings or any history of operations and should not be construed as indicative of the present or anticipated future value of the Common Stock. Several factors were considered in determining the initial offering price of the Common Stock, among them the size of the Offering, the desire that the security being offered be attractive to individuals and the Underwriter's experience in dealing with initial public offerings for financial institutions.

                                LEGAL PROCEEDINGS

     Neither the Company nor the Bank is a party to any pending legal proceeding. Management believes there is no litigation threatened in which the Company or the Bank faces potential loss or exposure or which will materially affect shareholders' equity or the Company's business or financial condition upon completion of this Offering.

                                  LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Varnum, Riddering, Schmidt & Howlett LLP, Grand Rapids, Michigan. Honigman Miller Schwartz and Cohn, Detroit, Michigan, is acting as counsel for the Underwriter in connection with certain legal matters relating to the shares of Common Stock offered hereby.

                                     EXPERTS

     The financial statements of the Company included in this Prospectus have been audited by Plante & Moran, LLP, independent public accountants, as indicated in their report with respect thereto. Such financial statements are included herein and in the Registration Statement in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

     The Company is not currently a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but will be required to file reports pursuant to the Exchange Act following the completion of the offering. The Company, which will use a December 31 fiscal year end, intends to furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each fiscal year, quarterly reports containing unaudited financial information.

     Requests for such documents should be directed to Bruce H. McIntyre, Secretary, Clarkston Financial Corporation, P. O. Box 436, Clarkston, Michigan 48347-0436.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement with the Commission in accordance with the provisions of the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the shares of Common Stock offered hereby and to the Company, reference is made to the Registration Statement, including the Exhibits filed as a part thereof, copies of which can be inspected at and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Room 1400, 75 Park Place, New York, New York 10007. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions discussed above under "Description of Capital Stock -- Anti-Takeover Provisions" or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)



                                      INDEX


INDEPENDENT AUDITORS' REPORT............................................... F-2


FINANCIAL STATEMENTS

    Balance Sheet.......................................................... F-3

    Statement of Shareholder's Equity...................................... F-4

    Statement of Operations................................................ F-5

    Statement of Cash Flows................................................ F-6

    Notes to Financial Statements.......................................... F-7

PLANTE & MORAN, LLP      Suite 2000                 Certified Public Accountants
                         505 N. Woodward Ave.       Management Consultants
                         Bloomfield Hills,          248-644-0300
                         Michigan 48304-2966        FAX 248-644-0373
================================================================================



                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Clarkston Financial Corporation


We have audited the accompanying balance sheet of Clarkston Financial Corporation (a Company in the development stage) as of August 31, 1998, and the related statements of shareholder's equity, operations and cash flows for the period from May 18, 1998 (inception) through August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clarkston Financial Corporation (a Company in the development stage) as of August 31, 1998, and the results of its operations and cash flows for the period from May 18, 1998 (inception) through August 31, 1998, in conformity with generally accepted accounting principles.


                                          /s/ Plante & Moran, LLP



September 9, 1998
Bloomfield Hills, Michigan


A member of
Moores
Rowland
International
A worldwide association of independent accounting firms

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                                  BALANCE SHEET
                                 August 31, 1998

                                     ASSETS
Cash                                                                       $  93,230
Deferred offering costs                                                       19,921
                                                                           ---------
               Total assets                                                  113,151
                                                                           =========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Accounts payable                                                              34,970

Notes payable -related parties (Note 3)                                      120,000


SHAREHOLDER'S EQUITY


    Common stock, no par value; 60,000 shares authorized,
        ten shares issued and outstanding                                         10

    Accumulated deficit                                                      (41,829)
                                                                           ---------
               Total shareholder's equity                                    (41,819)
                                                                           ---------
               Total liabilities and shareholder's equity                  $ 113,151
                                                                           =========

See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                        STATEMENT OF SHAREHOLDER'S EQUITY
             Period from May 18, 1998 (inception) to August 31, 1998

                                                                 DEFICIT
                                                                 ACCUMULATED
                                                                 DURING THE
                                           COMMON                DEVELOPMENT
                                           STOCK                 STAGE               TOTAL
                                           --------------        -------------       ------------
Balance at May 18, 1998                    $            -        $           -       $          -

Issuance of common stock                               10                    -                 10

Net Loss                                                -              (41,829)           (41,829)
                                           --------------         ------------       ------------
Balance at August 31, 1998                 $           10         $    (41,829)      $    (41,819)
                                           ==============         ==============     =============



See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                             STATEMENT OF OPERATIONS
             Period from May 18, 1998 (inception) to August 31, 1998

REVENUE                                                              $         -

OPERATING EXPENSES
    Organizational costs                                                  35,673
    Office expenses                                                          878
    Insurance                                                                910
    Other                                                                  4,368
                                                                     -----------

        Total operating expenses                                          41,829
                                                                     -----------
Loss Before Income Tazes                                             $   (41,829)
Income Taxes (Note 4)                                                          -
                                                                     -----------
    NET LOSS                                                         $   (41,829)
                                                                     ===========


See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                             STATEMENT OF CASH FLOWS
             Period from May 18, 1998 (inception) to August 31, 1998

Cash flows from operating activities from development stage operations -
        Net Loss                                                                  (41,829)
        Adjustments to reconcile net income from development stage operations to net cash provided by operating activities:
               Increase in accounts payable                                        34,970
                                                                                ---------
        Net cash used in operating activities                                      (6,859)

        Cash flows from investing activities                                            -

        Cash flows from financing activities
           Proceeds from related party notes payable                              120,000
           Deferred offering costs                                                (19,921)
           Sale of common stock                                                        10
                                                                                ---------

    Net cash provided by financing activities                                     100,089
                                                                                ---------

    Net increase in cash                                                           93,230

    CASH - beginning balance                                                            -
                                                                                ---------
    CASH - ending balance                                                       $  93,230
                                                                                =========

See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 1998




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization  -  Clarkston   Financial   Corporation  (the  "Company")  was
     incorporated on May 18, 1998 as a bank holding company to establish and operate a new bank, Clarkston State Bank (the "Bank") in Clarkston, Michigan. The Company intends to raise a minimum of $8,730,000 in equity capital net of underwriting discounts and offering costs, through the sale of 950,000 shares of the Company's common stock at $10 per share. Proceeds from the offering will be used to capitalize the Bank, lease facilities and provide working capital.

     Basis of presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Organization and preopening costs - Organization and preopening costs represent incorporation costs, legal and accounting costs, salaries and other costs relating to the organization. Management anticipates that organization and preopening costs will approximate $200,000 through commencement of operations, which will be charged to expense as incurred.

     Deferred Offering Costs - Costs related to the offering of common stock have been deferred and will be netted against the offering proceeds when the sale of stock is completed.

NOTE 2 - NOTES PAYABLE - RELATED PARTIES

     Notes payable in the amount of $120,000 are outstanding to the Company's organizers. The notes bear interest at 5% per annum and are due on demand. Management intends to repay the loans from the proceeds of the common stock offering.

NOTE 3 - OPERATING LEASE - RELATED PARTIES

     The Company anticipates entering into a lease for its main operating facility under a five-year non-cancelable lease anticipated to expire on October 1, 2003. The facility will be leased from an entity owned entirely by the members of the Board of Directors of the Company. The lease payments are anticipated to be $5,000 per month for the first twenty-four months and $5,165 per month thereafter. The Company will be responsible for all taxes, utilities and maintenance. The Company's Bank subsidiary has budgeted $100,000 of leasehold improvements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 1998



NOTE 3 - OPERATING LEASE - RELATED PARTIES (Continued)

     The  future  minimum  rental  payments   required  under  the  aniticipated
     non-cancelable operating lease as of August 31, 1998 are as follows:

                 1998                              $   15,000
                 1999                              $   60,000
                 2000                              $   60,495
                 2001                              $   61,980
                 2002                              $   61,980
                 2003                              $   46,485

NOTE 4 - INCOME TAXES

     At August 31, 1998, the Company had a $42,000 net operating loss carryforward. The tax benefit of there carryforwards has been offset by a valuation allowance.


NOTE 5 - STOCK OPTION PLANS

     The Board of Directors anticipate adopting a Director's stock option plan to purchase an aggregate of 75,000 shares. The options are anticipated to vest over five years with one-half of the options subject to a performance based vesting schedule, not to exceed ten years.

     In addition, the Company is anticipating adopting a stock compensation plan for its key employees with a ten-year vesting schedule.

     The exercise price of all options will equal or exceed the fair market value of the common stock at the date of grant.

     No dealer, salesperson or any other person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                ----------------

                                TABLE OF CONTENTS
                                                                            Page

Forward-Looking Statements..................................................   2
Prospectus Summary..........................................................   3
Risk Factors................................................................   6
Use of Proceeds.............................................................  11
Dividend Policy.............................................................  11
Capitalization..............................................................  12
Business....................................................................  13
Management..................................................................  18
Certain Transactions........................................................  25
Principal Shareholders......................................................  26
Supervision and Regulation..................................................  28
Description of Capital Stock................................................  34
Shares Eligible for Future Sale.............................................  38
Underwriting................................................................  39
Legal Proceedings...........................................................  40
Legal Matters...............................................................  40
Experts.....................................................................  40
Available Information.......................................................  40
Additional Information......................................................  40
Index to Financial Statements............................................... F-1

                              --------------------

     Until _______________, 1998 (90 days after the effective date of the offering), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                 950,000 Shares




                               CLARKSTON FINANCIAL
                                   CORPORATION

                                  Common Stock




                                   PROSPECTUS







                              RONEY CAPITAL MARKETS
                A division of FIRST CHICAGO CAPITAL MARKETS, INC.





                               ____________, 1998

                                     PART II

                     Information Not Required in Prospectus


Item 24.  Indemnification of Directors and Officers.

     Sections 561-571 of the Michigan Business Corporation Act, as amended (the "MBCA"), grant the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MBCA also gives the Registrant broad powers to indemnify any such person against expenses and reasonable settlement payments in connection with any action by or in the right of the Registrant, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by the MBCA to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

     The Registrant's Articles of Incorporation contain provisions entitling directors and executive officers of the Registrant to indemnification against certain liabilities and expenses to the full extent permitted by Michigan law.

     Under an insurance policy maintained by the Registrant, the directors and officers of the Registrant are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

     The Registrant has agreed to indemnify the Underwriter, and the Underwriter has agreed to indemnify the Registrant, against certain civil liabilities, including liabilities under the Securities Act, as amended. Reference is made to the Underwriting Agreement filed as Exhibit 1 herewith.

Item 25.  Other Expenses of Issuance and Distribution.

     Expenses in connection with the issuance and distribution of the securities being registered are estimated as follows, all of which are to be paid by the
Company:

     SEC Registration Fee.......................................            $    3,223
     NASD Filing Fee............................................                 1,593
     Printing and Mailing Expenses..............................                30,000
     Accounting Fees............................................                25,000
     Transfer and Registrar's Fees..............................                 4,000
     Legal Fees and Expenses....................................                75,000
     Blue Sky Fees and Expenses.................................                15,000
     Miscellaneous..............................................                 1,184
                                                                            ----------
                                                                              $155,000

Item 26.  Recent Sales of Unregistered Securities.

     During the past several months, the registrant has borrowed approximately $325,000 from members of the registrant's Board of Directors to pay organizational and related expenses. To the extent that such transactions would be deemed to involve the offer or sale of a security, the registrant would claim an exemption under Rule 504 of Regulation D or Section 4(2) of To the Securities Act of 1933 for such transactions. In addition, the registrant sold one share of its Common Stock to David T. Harrison, the President and Chief Executive Officer of the Bank, for $10.00. The registrant also claims an exemption for such sale pursuant to Rule 504 of Regulation D or Section 4(2).


Item 27.  Exhibits.

     Reference is made to the Exhibit Index which appears at page II-4 of the Registration Statement.

Item 28.  Undertakings.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant of the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned Company hereby undertakes that it will provide to the underwriter, Roney Capital Markets, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to such purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clarkston, State of Michigan, on October 29, 1998.

                                    CLARKSTON FINANCIAL CORPORATION


                                    By:   /s/ David T. Harrison
                                          David T. Harrison
                                          Chief Executive Officer, President and
                                          a Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edwin L. Adler and David T. Harrison, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                              Date
 /s/ Edwin L. Adler*                                            October 29, 1998
Edwin L. Adler, Chairman and Director

 /s/ David T. Harrison                                          October 29, 1998
David T. Harrison, Principal Executive
 Officer and a Director

 /s/ James L. Richardson                                        October 29, 1998
James L. Richardson, Principal Financial
 and Accounting Officer

 /s/ Louis D. Beer*                                             October 29, 1998
Louis D. Beer, Director

 /s/ Charles L. Fortinberry*                                    October 29, 1998
Charles L. Fortinberry, Director

 /s/ William J. Clark*                                          October 29, 1998
William J. Clark, Director

/s/ Bruce H. McIntyre*                                          October 29, 1998
Bruce H. McIntyre, Secretary and Director

 /s/ Robert A. Olsen*                                           October 29, 1998
Robert A. Olsen, Director

 /s/ John H. Welker*                                            October 29, 1998
John H. Welker, Director

*By:         /s/ David T. Harrison                              October 29, 1998
         David T. Harrison
         Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                      Numbered
                     Exhibit Number and Description                     Page


1**        Form of Underwriting Agreement

3.1*       Articles of Incorporation of Clarkston Financial Corporation

3.2*       Bylaws of Clarkston Financial Corporation

4**        Specimen stock certificate of Clarkston Financial Corporation

5*         Opinion of Varnum, Riddering, Schmidt & Howlett LLP

10.1*      Clarkston Financial Corporation Stock Compensation Plan

10.2*      Clarkston Financial Corporation 1998 Founding Directors' Stock Option
           Plan

10.3* Lease Agreement dated September 10, 1998, for the facility located at 15 South Main Street, Clarkston, Michigan 48346

10.4** Data Processing Services Agreement between Jack Henry and Associates, Inc. and Clarkston State Bank dated August 10, 1998

21*        Subsidiaries of the Registrant

23.1**     Consent of Plante & Moran, LLP, independent public accountants

23.2* Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5)

24* Power of Attorney (included on the signature page on page II-3 of the Registration Statement)

27*        Financial Data Schedule


* Previously filed.

** Filed herewith.

::ODMA\PCDOCS\GRR\200201\8

EXHIBIT 1


                                 950,000 Shares

                         Clarkston Financial Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                __________, 1998

Roney Capital Markets,
   a division of First Chicago
   Capital Markets, Inc.
One Griswold
Detroit, Michigan 48226

Dear Sirs:

     Clarkston Financial Corporation, a Michigan corporation (the "Company"), proposes to issue and sell 950,000 shares (the "Firm Shares") of its authorized but unissued Common Stock (the "Common Stock") to Roney Capital Markets, a division of First Chicago Capital Markets, Inc. ("Roney" or the "Underwriter"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 142,500 shares (the "Optional Shares") to cover over-allotments. The Firm Shares and the Optional Shares are called, collectively, the "Shares."

     1. Sale and Purchase of the Shares.

          (a) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase, the Firm Shares at a purchase price of $______ per Share, except as set forth in Section 1(b) below.

          (b) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the policies of the National Association of Securities Dealers, Inc. (the "NASD"), and pursuant to directions from the Company, the Underwriter will offer to sell to each of the persons listed on Exhibit A (who may purchase alone or with family members to the extent permitted by the Free-Riding and Withholding Interpretation (the "Interpretation") under the Rules of Fair Practice of the NASD) the number of Shares set forth opposite their respective names on Exhibit A. To the extent such persons (alone or with such family members) offer to buy such Shares, the Underwriter agrees to purchase up to 100,000 of such Shares at a purchase price of $______ per Share. The parties agree that the securities purchased and sold under this subparagraph shall constitute "issuer directed securities" sold to the issuer's employees or directors or other persons under the Interpretation.

          (c) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company grants to the Underwriter an option to purchase all or any part of the Optional Shares at a price per Share of $______. The over-allotment option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter and may be exercised in whole or in part at any time or times on or before 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date (as defined in Section 2 below), and only once at any time after that date and within 30 days after the Effective Date (as defined in Section 4 below), in each case upon written or transmitted facsimile notice, or verbal notice confirmed by transmitted facsimile, written or telegraphic notice, by Roney to the Company no later than 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date or at least three but not more than five full business days before the Optional Shares Closing Date (as defined in Section 2 below), as the case may be, setting forth the number of Optional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

     2. Delivery and Payment. Delivery by the Company of the Firm Shares to Roney and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226, at 10:00 a.m., Detroit time, at such time and date, not later than the third (or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m., Washington, D.C. time, the fourth) full business day following the first date that any of the Shares are released by the Underwriter for sale to the public, as Roney shall designate by at least 48 hours prior notice to the Company (the "Firm Shares Closing Date"); provided, however, that if the Prospectus (as defined in Section 4 below) is at any time prior to the Firm Shares Closing Date recirculated to the public, the Firm Shares Closing Date shall occur upon the later of the third or fourth, as the case the may be, full business day following the first date that any of the Shares are released by the Underwriter for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

     To the extent the option with respect to the Optional Shares is exercised, delivery by the Company of the Optional Shares, and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Honigman Miller Schwartz and Cohn specified above at the time and on the date (which may be the Firm Shares Closing Date) specified in the notice referred to in Section 1(c) (such time and date of delivery and payment are called the "Optional Shares Closing Date"). The Firm Shares Closing Date and the Optional Shares Closing Date are called, individually, a "Closing Date" and, collectively, the "Closing Dates."

     Certificates representing the Firm Shares shall be registered in such names and shall be in such denominations as Roney shall request at least two full business days before the Firm Shares Closing Date or, in the case of the Optional Shares, on the day of notice of exercise of the option as described in
Section 1(c), and shall be made available to Roney for checking and packaging, at such place as is designated by Roney, at least one full business day before the Closing Date.

     3. Public Offering. The Company understands that the Underwriter proposes to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as Roney deems advisable. The Company hereby confirms that the Underwriter and dealers have been authorized to distribute each preliminary prospectus and are authorized to distribute the Prospectus (asfrom time to time amended or supplemented).

     4. Representations and Warranties of the Company.

     The Company represents and warrants to the Underwriter and agrees with the Underwriter as follows:

          (a) The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder (the "Rules"), a registration statement on Form SB-2 (No. 333-63685), including a preliminary prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as defined in Rule 430 of the Rules) included at any time as a part of the registration statement. The registration statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus,
     financial  statements,   schedules,   exhibits,
     and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement;" provided, however, that "Registration Statement" shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "Prospectus" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which Roney shall reasonably object in writing after being furnished with a copy thereof.

          (b) Each preliminary prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any preliminary prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter, specifically for use in connection with the preparation thereof.

          (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

          (d) Plante & Moran, LLP, whose report is filed with the Commission as part of the Registration Statement, are, and during the periods covered by their report were, to the best knowledge of the Company, independent public accountants as required by the Securities Act and the Rules.

          (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan. The Company's subsidiary, Clarkston State Bank, a Michigan banking corporation (the "Bank"), has become a body corporate under the Michigan Banking Code of 1969 (the "Banking Code") and is currently limited to the transaction of only such business as is incidental and necessarily preliminary to its organization. Neither the Company nor the Bank has any properties or conducts any business outside of the State of Michigan which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Michigan. Neither the Company nor the Bank has any directly or indirectly held subsidiary, except that the Bank is a subsidiary of the Company. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

          (f) The application for permission to organize the Bank (the "FIB Application") was approved by the Commissioner of the Financial Institutions Bureau for the State of Michigan (the "Commissioner") on ________, 1998, pursuant to Order No._________, subject to certain conditions specified in the Order and supplemental correspondence from the Commissioner dated the same date. The Order and supplemental correspondence from the Commissioner are collectively referred to in this Agreement as the "FIB Order." All conditions contained in the FIB Order have been satisfied, except those conditions relating to paid-in capital of the Bank, maintenance of capital ratios and valuation reserves, the Certificate of Paid-In Capital and Surplus, completion of the Commissioner's preopening investigation and the issuance by the Commissioner of a certificate to commence business. The application to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution under the provisions of the Federal Deposit Insurance Act (the "FDIC Application") was approved by order of the FDIC dated ________, 1998 (the "FDIC Order"), subject to certain conditions specified in the Order. All conditions contained in the FDIC Order required to be satisfied before the date of this Agreement have been satisfied The Company's application to become a bank holding company and acquire all issued capital stock of the Bank (the "Bank Holding Company Application") under the Bank Holding Company Act of 1956, as amended, was approved on _________, 1998 (the "Federal Reserve Board Approval"), subject to certain conditions specified in the Federal Reserve Board Approval. All conditions in the Federal Reserve Board Approval required to be satisfied before the date of this Agreement have been satisfied. Each of the FIB Application, FDIC Application, and Bank Holding Company Application, at the time of their respective filings, contained all required information and such information was complete and accurate in all material respects. Other than the remaining conditions to be fulfilled under the FIB Order, FDIC Order and the Federal Reserve Board Approval specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to commence and conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

          (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with generally accepted accounting principals applied on a consistent basis and certified by the independent accountants named in subsection 4(d) above. No other financial statements are required to be included in the Prospectus or the Registration Statement.

          (h) The Company owns adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of its business as described in the Prospectus and the Company has not infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person.

          (i) The Company has a valid and enforceable leasehold interest in the real property located at 15 South Main Street, Clarkston, Michigan, which leasehold interest is as described in the Prospectus and is free and clear of all liens, encumbrances, claims, security interests and defects.

          (j) There are no litigation or governmental or other proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or the Bank and to the best of the Company's knowledge, there is no reasonable basis for any such litigation, proceedings or investigations, which would have a material adverse effect on commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

          (k) The Company and Bank have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.


          (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company.

          (m) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Bank or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the commencement or conduct of their respective businesses or ownership of their respective properties.

          (n) Neither the Company nor the Bank is in violation of any term or provision of the articles of incorporation or bylaws of the Company or the Bank. Neither the Company nor the Bank is in violation of, nor is either of them required to take any action to avoid any material violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

          (o) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the articles of incorporation or bylaws of the Company or the Bank, except those which are immaterial in amount or effect.

          (p) The Company has authorized capital stock as set forth in the Prospectus. Ten shares of Common Stock of the Company are issued and outstanding, which will be redeemed at or promptly following the Closing if permitted by applicable law. No shares of preferred stock are issued and outstanding. The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other right. Upon issuance, sale, and delivery thereof against payment therefor, all of the capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company, free and clear of all liens, encumbrances and security interests
     (subject to the provisions of the Banking Code, including, without limitation, Sections 77 and 201 of the Banking Code). There is no outstanding option, warrant or other right calling for the issuance of, and no binding commitment to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for stock options described in the Registration Statement (the "Stock Options") under the Company=s Stock Compensation Plan and 1998 Founding Directors= Stock Option Plan (the "Stock Option Plans"). The Common Stock, the Shares and the Stock Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (1) issued any securities or incurred any material liability or obligation, direct or contingent, (2) entered into any material transaction, or (3) declared or paid any dividend or made any distribution on any of their stock, except liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus, and redemption of ten shares of Common Stock for $10 at or promptly following the Closing if permitted by applicable law.

          (r) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, except (a) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (including requirements of reasonableness and good faith in the exercise of rights and remedies), whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and (b), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them.

          (s) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

          (t) Neither the Company, nor the Bank, nor, to the Company's knowledge any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (u) Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock in order to facilitate the sale or resale of any of the Shares.

          (v) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or the Company's shareholder or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

          (w) The Company is not and will not after the offering be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (x) The Company has obtained from all of its executive officers and directors their written agreement that (i) for a period of 180 days from the date of the Effective Date, they will not offer to sell, sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except for (1) the exercise of Stock Options under the Stock Option Plans or (2) gifts of Common Stock (or other securities) to a donee or donees who agree in writing to be bound by this clause, and
     (ii) for a period of three months from the date of the Effective Date, they will not sell, transfer, assign, pledge, or hypothecate any shares of Common Stock acquired under Paragraph l(b), above, except with respect to David T. Harrison who may resell ten shares of Common Stock to the Company.

         5. Conditions of the Underwriter's Obligations. The obligation of the Underwriter to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company in this Agreement as of the date of this Agreement and as of the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions of this Agreement, to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., Detroit time, on the date of this Agreement or on such later date and time as shall be consented to in writing by Roney; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at each Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of Roney.

          (b) At each Closing Date, Roney shall have received the favorable opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel for the Company, dated the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, addressed to the Underwriter and in form and scope reasonably satisfactory to counsel for Roney to the effect that:

               (i) The Company (A) is a corporation existing and in good standing under the laws of the State of Michigan, and (B) is not required to be qualified to do business in any jurisdiction outside Michigan. The Bank (X) has become a body corporate under the Banking Code and is currently limited to the transaction of only such business as is incidental and necessarily preliminary to its organization, and (Y) is not required to be qualified to do business in any jurisdiction outside Michigan;

               (ii) Each of the Company and the Bank has full corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental bank regulatory officials and bodies necessary to own its properties and to commence and conduct its business as described in the Registration Statement and Prospectus, including, without limitation, the FIB Order, the FDIC Order and the Federal Reserve Board Approval, subject to the fulfillment of the conditions with respect to the FIB Order, the FDIC Order and the Federal Reserve Board Approval all as described in Section 4(f) above, except for such authorizations, approvals, orders, licenses, certificates and permits as are not material to the ownership of their properties or commencement or conduct of their businesses;

               (iii) The Company has authorized capital stock as set forth in the Prospectus and, prior to the Closing, had ten shares of Common Stock issued and outstanding; the Shares have been duly and validly authorized and issued and upon receipt by the Company of payment therefor in accordance with the terms of this Agreement will be fully paid and nonassessable and are not and will not be subject to, preemptive rights; the Shares and the other capital stock and Stock Options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

               (iv) To such counsel's knowledge, after due inquiry, the Company has no directly or indirectly held subsidiary other than the Bank;

               (v) the certificates evidencing the Shares are in the form approved by the Board of Directors of the Company, comply with the bylaws and the articles of incorporation of the Company and comply as to form and in all other material respects with applicable legal requirements;

               (vi) this Agreement has been duly and validly authorized, executed and delivered by the Company, and is the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms, except (a) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (including requirements of reasonableness and good faith in the exercise of rights and remedies), whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and (b), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them;

               (vii) upon delivery to the Underwriter in accordance with the terms of this Agreement, the Company is conveying to the Underwriter good and valid title to the Shares that are issued in its name, free and clear of any adverse claims, except to the extent the Underwriter has notice of any adverse claim;

               (viii) to the best of such counsel's knowledge, after due inquiry, there are (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) no legal or governmental proceedings pending or threatened against the Company or the Bank, and
          (C) no statutes or regulations applicable to the Company or the Bank, or certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or the Bank and which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed;

               (ix) the statements in the Registration Statement and the Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, or agreements or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects;

               (x) to the best of such counsel's knowledge, after due inquiry, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions hereof by the Company will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their properties or businesses is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the Bank or any statute or any order, rule, or regulation applicable to the Company or the Bank of any court or any federal, state, local or other regulatory authority or other governmental body, the effect of which, in any such case, would be expected to be materially adverse to the Company or the Bank;

               (xi) to the best of such counsel's knowledge, after due inquiry, no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the sale of the Shares to the Underwriter as contemplated by this Agreement, except those which have been obtained;

               (xii) to the best of such counsel's knowledge, after due inquiry,
          (A) neither the Company nor the Bank is in breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note, or other agreement or instrument to which the Company or the Bank, as the case may be, is a party; (B) neither the Company nor the Bank is in violation of any term or provision of either of their articles of incorporation or bylaws, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation; and (C) neither the Company nor the Bank has received any notice of conflict with the asserted rights of others in respect of Intangibles necessary for the commencement or conduct of its business, the effect of which, in any such case, would be expected to be materially adverse to the Company or the Bank;

               (xiii) the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements as to which no opinion need be rendered) comply as to form with the requirements of the Securities Act and the Rules in all material respects; and

               (xiv) the Registration Statement is effective under the Securities Act, and, to the best of such counsel's knowledge, after due inquiry, no proceedings for a stop order are pending or threatened under the Securities Act.

     In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include qualifications in its opinion as are reasonably acceptable to Roney Copies of all such certificates shall be furnished to counsel to Roney on the Closing Date.

     In addition, such counsel shall state that they have participated in conferences with officers of the Company and a representative of the Underwriter at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus and does not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, and statistical information included in the Registration Statement and Prospectus.

          (c) On or prior to each Closing Date, Roney shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subsection (b) of this Section 5, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

          (d) Prior to each Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which Roney has given its written consent; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and (v) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

          (e) At each Closing Date, Roney shall have received a certificate signed by the President and another officer of the Company dated the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, of the representations and warranties of the Company set forth in Section 4 hereof.

          (f) At or prior to each Closing Date, Roney shall have received a "blue sky" memorandum of Varnum, Riddering, Schmidt & Howlett LLP, counsel for the Company, addressed to Roney and in form and scope reasonably satisfactory to Roney, concerning compliance with the blue sky or securities laws of the states listed in Exhibit B attached to this Agreement.

          (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Roney and to counsel for Roney, and Roney shall have received from counsel for Roney a favorable opinion, dated as of each Closing Date, with respect to such of the matters set forth under subsections (b) (i), (iii),
     (vi), and (xiv) of this Section 5, and with respect to such other related matters as Roney may reasonably require, if the failure to receive a favorable opinion with respect to such other related matters would cause Roney to deem it inadvisable to proceed with the sale of the Shares.

          (h) There shall have been duly tendered to Roney certificates representing all the Shares agreed to be sold by the Company on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

          (i) No order suspending the sale of the Shares prior to each Closing Date, in any jurisdiction listed in Exhibit B, shall have been issued on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or, to Roney's knowledge or that of the Company, shall be contemplated.


          (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter's participation in the same.

     If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, is not so fulfilled, Roney may terminate this Agreement pursuant to Section 9(c) hereof or, if Roney so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

     6. Covenants.

          The Company covenants and agrees that it will:

          (a) Use its best efforts to cause the Registration Statement to become effective and will notify Roney immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (b) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for Roney, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will notify Roney promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to Roney. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

          (c) Deliver to the Underwriter such number of copies of each preliminary prospectus as may reasonably be requested by Roney and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Underwriter three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to the Underwriter such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as Roney may reasonably request.

          (d) Endeavor in good faith, in cooperation with Roney and its counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in Exhibit B. In each jurisdiction where such qualification shall be effected, the Company will, unless Roney agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. The Company will advise Roney promptly of the suspension of the qualification of the Shares for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of Roney, will use all reasonable efforts to obtain the withdrawal thereof.

          (e) Furnish its security holders as soon as practicable an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

          (f) For a period of five years from the Effective Date, furnish to its shareholders annual audited consolidated financial statements with respect to the Company, including balance sheets and income statements, and make available to its shareholders quarterly unaudited consolidated financial statements with respect to the Company, including balance sheets and income statements.

          (g) For a period of five years from the Effective Date, furnish to Roney the following:

               (i) at the time they have been sent to shareholders of the Company or filed with the Commission three copies of each annual, quarterly, interim, or current financial and other report or communication sent by the Company to its shareholders or filed with the Commission;

               (ii) as soon as practicable, three copies of every press release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company;

               (iii) all other information reasonably requested by Roney with respect to the Company to comply with Rule 15c2-11 of the Rules and
          Section 4 of Schedule H of the NASD By-Laws; and

               (iv) such additional documents and information with respect to the Company and its affairs as Roney may from time to time reasonably request.

          (h) Acquire all of the Bank's outstanding capital stock, free and clear of all liens, encumbrances, or other claims or restrictions whatsoever (other than imposed by Sections 77 and 201 of the Banking Code), for not less than $8,500,000 from the proceeds of the offering and, in all other material respects, apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

          (i) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which Roney shall reasonably object in writing after being furnished a copy thereof.

          (j) Timely file with the Commission reports on Form SR (if applicable) containing the information required by that Form in accordance with the provisions of Rule 463 of the Regulation under the Act.

          (k) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

          (l) Cause the proper submission of the Certificate of Paid-In Capital and Surplus, give advance written notice to the Commissioner of the Bank's projected opening date, and in all other respects use reasonable efforts to comply with the requirements of, and satisfy the conditions of, the FIB Order, the FDIC Order and the Federal Reserve Board Approval, which are required to be complied with prior to the Bank commencing the business of banking; provided, however, that it shall not be a breach of this Section 6(l) for the Company or the Bank to fail to maintain any specified level of capital, surplus, capital ratio, valuation reserve or financial or operating performance after the Bank has commenced the business of banking or to fail to satisfy any such requirement or condition if such failure is waived or performance of such requirement or condition is accepted as sufficient by the FIB, the FDIC, and/or the Federal Reserve Board, as applicable.

          (m) Pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments of and supplements to the

     Registration Statement and the Prospectus, and the photocopying of the Underwriting Agreement and related agreements including, without limitation, the Dealer Agreement; (2) the issuance of the Shares and the preparation and delivery of certificates for the Shares to the Underwriter;
     (3) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in Exhibit B, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda;
     (4) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each preliminary prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished; (5) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting; (6) the furnishing
     (including costs of shipping and mailing) of copies of all reports and information required by Section 6(g); (7) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter; (8) the inclusion of the Shares on the OTC Bulletin Board; and
     (9) the Underwriter's out-of-pocket expenses, including without limitation, road show expenses and legal fees of counsel to Roney (such out- -pocket expenses and legal fees payable by the Company shall not exceed $50,000). Upon a successful completion of the offering, the Underwriter will credit the out-of-pocket and legal fee reimbursement described in Section 6(m)(9) against the underwriting discount.

          (n) Not, without the prior written consent of Roney, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, or register with the Commission, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) within 180 days after the date of the Prospectus, except as provided in this Agreement and except for grants and exercises of Stock Options under the Stock Option Plan as described in the Prospectus.

          (o) For not less than 3 fiscal years after the Effective Date, unless Roney shall otherwise consent in writing, (i) timely file with the Commission all reports required by Section 15(d) of the Exchange Act and not seek suspension of the duty to file such reports, and (ii) not less frequently than annually prepare a proxy statement and annual report which conform substantially to the requirements of Commission Regulation 14A and distribute such proxy statement and annual report to record and beneficial owners substantially in the manner which would be required by Commission Regulation 14A if applicable.

          (p) Use its best efforts to cause itself and the Bank to commence their businesses as described in the Prospectus not later than February 28, 1999.

     7. Indemnification.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the
     Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares in the public offering to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The Company shall not be liable hereunder to the Underwriter (or any controlling person thereof) to the extent that any loss, claim, damage or other liability incurred by the Underwriter arises from the Underwriter's fraudulent act or omission.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) hereunder shall be limited to the total price at which the Shares purchased by the Underwriter hereunder were offered to the public. The Underwriter shall not be liable hereunder to the Company (including any controlling person, director or officer thereof) to the extent that any loss, claim, damage or other liability incurred by the Company arises from a fraudulent act or omission by the Company.

          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (2) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or that, under the circumstances, it is otherwise appropriate, or (3) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent.

     8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received from other persons), to which the Company and the Underwriter may be subject, in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the front cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the balance; provided, however, that (a) in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder and (b) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (a) and (b) of this Section. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

     In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement thereto or amendment thereof, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court in Michigan, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     9. Termination. This Agreement may be terminated by Roney by notifying the Company at any time:

          (a) before the earliest of (1) 11:00 a.m., Detroit time, on the business day following the Effective Date, (2) the time of release by Roney for publication of the first newspaper advertisement with respect to the Shares and (3) the time when the Shares are first generally offered by the Underwriter to dealers by letter or telegram;

          (b) at or before any Closing Date if, in the judgment of Roney, payment for and delivery of the Shares is rendered impracticable or inadvisable because (1) additional material governmental restrictions, not known to be in force and effect when this Agreement is signed, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market or a general banking moratorium shall have been established by federal, New York or Michigan authorities,
     (2) a war or other calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Shares,
     (3) the Company or the Bank shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, which, whether or not said loss shall have been insured, will in Roney's opinion, make it inadvisable to proceed with the offering of the Shares, (4) the FIB Order, the FDIC Order, or the Federal Reserve Board Approval shall have been withdrawn or materially altered, or notice shall have been received to the effect that any of such approvals will not be received, or, if received, will be subject to conditions that the Company would not be able to fulfill in a reasonable time in Roney's reasonable opinion, (5) in Roney's reasonable opinion it is not probable that the Company and Bank will be able to commence business before February 28, 1999, for any reason, or (6) there shall have been such material change in the condition, business operations or prospects of the Company or the market for the Shares or similar securities as in Roney's judgment would make it inadvisable to proceed with the offering of the Shares; or

          (c) at or before any Closing Date, if any of the conditions specified in Section 5 or any other agreements, representations or warranties of the Company in this Agreement shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to the Underwriter (other than for obligations assumed in Section 6 hereof), and the Underwriter shall not be under any liability to the Company; provided, however, that if this Agreement is terminated by Roney because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reasons provided in subparagraphs (b) and (c) above, the Company will reimburse the Underwriter for all accountable out-of-pocket expenses (including, without limitation, road show expenses and fees and disbursements of counsel to Roney) up to a maximum of $50,000 (including the $20,000 advance below) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder. The Underwriter acknowledges receipt of a $20,000 advance from the Company. If this Agreement is terminated for any reason, the Underwriter shall be entitled to retain such advance as reimbursement for its accountable out-of-pocket expenses; provided, however, in the event that the accountable out-of-pocket expenses to be reimbursed under this paragraph are less than $20,000, the Underwriter shall pay such difference to the Company. If this Agreement is not terminated, the $20,000 shall be credited at closing against the underwriting discount.

     10. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Company, including, without limitation, the payment and reimbursement agreements contained in
Section 6 hereof and the indemnity and contribution agreements contained in Sections 7 and 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriter pursuant to this Agreement. In addition, the covenants contained in Section 6 hereof, the agreements contained in this Section 10 and in Sections 7, 8 and 9 shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriter pursuant to this Agreement.

     11. Miscellaneous. This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter or the Company, and directors and certain officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

     If any action or proceeding shall be brought by the Underwriter or the Company in order to enforce any right or remedy under this Agreement, the Underwriter and the Company hereby consent to, and agree that they will submit to, the jurisdiction of the courts of the State of Michigan and of any Federal court sitting in the State of Michigan.

     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph, if subsequently confirmed in writing, to the Underwriter, Roney, at One Griswold, Detroit, Michigan 48226 (facsimile No.
(313) 963-2303) (with a copy to Donald J. Kunz, Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226 (facsimile No. (313) 465-7455)); and to the Company at 15 South Main Street, Clarkston, Michigan 48347, Attention: David T. Harrison, President and Chief Executive Officer (with a copy to Donald L. Johnson, Varnum, Riddering, Schmidt & Howlett LLP, 333 Bridge Street, N.W., Suite 1700,

Grand Rapids, Michigan 49504 (facsimile No. (616) 336-7000)).

     The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Wayne shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Wayne County (Michigan) Circuit Court.

     Please confirm that the foregoing correctly sets forth the agreement between us.

                                             Very truly yours,

                                             CLARKSTON FINANCIAL CORPORATION


                                             By:
                                                   David T. Harrison
                                                   Its:  Chief Executive Officer

Confirmed by Roney,

RONEY CAPITAL MARKETS,
   a division of First Chicago Capital Markets, Inc.


By:
         John C. Donnelly
         Managing Director








DET_B\98973.2

                                 EXHIBIT A




                                  Number                           Relationship
                                    of                             of Person to
Name                              Shares                          to the Company








DET_B\98973.2

                                    EXHIBIT B


                                     States


                                     Florida
                                    Illinois
                                     Indiana
                                    Michigan
                                   New Jersey
                                    New York
                                      Ohio
                                    Wisconsin









DET_B\98973.2

EXHIBIT 4
CLARKSTON FINANCIAL CORPORATION

NUMBER                                                                   SHARES

CF
Common Stock

              INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

THIS CERTIFIED THAT                                            CUSIP 182236 10 9
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

IS THE OWNER OF

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITH NO PAR VALUE OF

                         CLARKSTON FINANCIAL CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney in fact upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Bruce H. McIntyre                        /s/ David T. Harrison
   SECRETARY                                     PRESIDENT AND CEO

                         CLARKSTON FINANCIAL CORPORATION
                                 CORPORATE SEAL
                                    MICHIGAN

COUNTERSIGNED AND REGISTERED:
Continental Stock Transfer & Trust Co.
(New York, NY)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

     The corporation will furnish without charge to each shareholder who so requests a full statement of the designation, relative rights, preferences and limitations of each class of stock authorized to be issued by the corporation and each series within a particular class of stock so far as the same have been prescribed and the authority of the Corporation's Board of Directors to designate and prescribe the relative rights, preferences and limitations of other series. Requests may be directed to the Transfer Agent, Continental Stock Transfer & Trust Co.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM-as tenants in common             UNIF GIFT MIN ACT-______Custodian______
TEN ENT-as tenants by the entireties                       (Cust)        (Minor)
JT TEN-as joint tenants with right of             under Uniform Gifts to Minors
       survivorship and not as tenants            Act__________________________
       in common                                            (State)

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT


FOR VALUE RECEIVED,____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________




______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
______________________________________________________________________________
______________________________________________________________________________
_____________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________________________________ Attorney
to transfer the said stock on the books of the within name Corporation with full power of substitution in the premises.

Dated______________________________________


                                        X__________________________________

                                        X__________________________________
                                        NOTICE: THE SIGNATURE(S) TO THIS
                                        ASSIGNMENT MUST CORRESPOND WITH THE
                                        NAME(S) AS WRITTEN UPON THE FACE OF THE
                                        CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                                        ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                        WHATEVER.

Signature(s) Guaranteed


By____________________________________________________
THIS SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM).
PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT 10.4

                         JACK HENRY AND ASSOCIATES, INC.
                       DATA PROCESSING SERVICES AGREEMENT


This Agreement, entered into this 10th day of August, 1998, between:

                     Clarkston State Bank (In Organization)
                              15 South Main Street
                                  P.O. Box 436
                               Clarkston, MI 48347

hereafter called "Client" and

                         Jack Henry and Associates, Inc.
                                 633 Highway 60
                                Monett, MO 65708

hereafter called "JHA".

JHA is in the business of providing data processing services throughout its trade area and Client is desirous of securing such services from JHA.

Therefore, on the date hereinafter indicated, the parties do hereby agree as follows:

1.   Description of Services
     Client hereby contracts for and JHA hereby agrees to furnish, on the terms and conditions hereinafter set forth, the data processing services which are enumerated on Exhibit "A" attached to and a part of this Agreement.

2.   Term of Agreement
     The original term of this Agreement shall be for five (5) years commencing on the day of conversion to the new system. This Agreement shall be automatically extended for successive terms of one year from the expiration date of the original term. Either party may terminate the Agreement at the end of any contract term provided that written notice to this effect is given to the other party not less than 90 days prior to the end of any contract term. It being understood that if proper notification is not given, the term will automatically be renewed for one year.

     In the event that the Client provides timely notice to JHA as aforesaid of its intention to terminate this Agreement, this Agreement shall terminate as provided herein. In the event of such termination, the Client shall pay JHA all direct expenses incurred by JHA in turning over to the Client all information maintained by JHA and relating to data processing services performed by JHA for the Client. These expenses shall include, but shall not be limited to, charges for computer run time and programming requirements in accordance with JHA published rate schedules in effect at that time.

     In the event that the Client discontinues using JHA for processing prior to the end of any contract term, the Client will be liable to JHA for a lump sum settlement to be calculated as the average monthly billing exclusive of pass through cost including, but not limited to, data lines, postage, Federal Reserve charges, etc., for the past twelve months multiplied by the number of months and any portion of a month remaining in the contract term. In the event that any entity assumes the deposit liabilities of Client, such entity will automatically assume the obligations and liabilities of client hereunder for the remaining contract term.

     Schedule of service fees will remain in effect for the term of the Agreement. At the end of each twelve (12) month period during the term, JHA may increase the Schedule of Service Fees then in effect by such an amount as JHA determines to be appropriate; provided, however, that JHA may not at that time increase the service fees in effect by a percentage greater than the percentage increase during the preceding twelve (12) month period in the "Consumer Price Index - Seasonally Adjusted US City Average for All Items for all Urban Consumers (1982-84 = 100)" published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor or, should that index cease to be published, the most comparable index published on a regular basis by the US Government. JHA will provide a ninety (90) day advance written notice to Client before such changed fees go into effect.

3.   Ownership and Confidential Nature of Computer Programs and Material
     During the term of this Agreement, JHA covenants to furnish and maintain, on its premises and at its cost, all of the equipment which it deems necessary to perform the Data Processing Services. JHA retains the right to move the equipment to any other location provided that such change will not materially alter the services JHA provides to Client as specified in this Agreement. During the term of this Agreement, Client covenants to furnish and maintain, on its premises and as its cost, all of the equipment and materials specified by JHA as being necessary for Client to receive, transmit and otherwise utilize the data processing services specified in Exhibit "A". The Client shall also notify JHA of the anticipated commencement of on-line services through new or additional terminals or the opening of new branches at least thirty (30) days in advance of the commencement of such services so as to enable JHA to arrange for necessary communication lines and with the understanding that the scheduled implementation date of such new on-line support may be dependent on the delivery schedules of third party vendors. The Client agrees to reimburse JHA when billed for charges, or the Client's portion of charges pro-rated among those clients served, for communication lines or devices or installation of communication lines or devices arranged and paid for by JHA on behalf of the Client. Any equipment leased by JHA to Client shall be maintained in accordance with the provisions of a separate lease agreement.

     All data processing programs, specifications, documentation (including manuals, routines, subroutines, or techniques, herein collectively called "programs" and original ideas or formulae relating to data processing or other handing or treatment of data (herein collectively called "ideas"), are and shall remain the property of JHA. It is agreed that the Client will not copy related materials or divulge the contents of said programs and ideas to any third party without permission for such disclosure or use being granted in writing by JHA.

     The Client shall reimburse JHA for any prior agreed upon costs incurred by JHA in developing customized programs or modifications to programs to satisfy the requirements of the Client or the Client's independent auditors, including the cost of the computer time to run said programs. It is further agreed that such customized programs or modifications will remain the property of JHA and, as such, JHA as the right to use said programs or modifications in providing services to other financial institutions.

4.   Transportation of Data
     The parties acknowledge that reliable transportation of Client's input data and its processed work is necessary for JHA to perform in accordance with the Agreement. Accordingly, Client may either provide its own transportation of both the input data and processed work or it may elect to authorize JHA to contract for an authorized carrier to provide the transportation services and/or utilize JHA's own or its agent's vehicles to transport Client's input data and processed work for a fee as shown in Exhibit "A."

     In the event Client elects to authorize JHA to provide the transportation services and JHA elects to contract for a carrier to provide the necessary transportation services, such services will be rendered under the terms and conditions of a contract between JHA and said carrier or courier which such contract shall be made a part hereof by reference. JHA reserves the right to change carrier or couriers from time to time during the term of this Agreement. Client has the right to obtain from JHA a copy of the contract which is in effect upon written request to JHA. Client agrees that it is a third party beneficiary of said contract and any other which JHA may elect to become a party to during the term of this Agreement. As such, it agrees to be bound by and subject to all terms and conditions of these courier contracts, which shall be standard courier contracts, including, but not by way of limitation, any limitation of liability provisions. It is the intent of the parties that JHA's liability to Client or third parties for losses in transit, if any, shall be the same as the liability of the carrier to JHA under its Agreement.

     In the event JHA elects to utilize its own or its agent's vehicles to render the transportation services necessary for the performance of this Agreement, then the parties agree to be bound by a Compensation Schedule for such services, which shall be mutually agreed upon. Accordingly the same limitation of liability provisions as provided in standard courier contracts or such additional agreements as may be required by JHA to perform such courier services shall apply whether any claim is by JHA and/or Client against the authorized carrier or Client against JHA utilizing its own or its agent's vehicles.

5.   Examination
     The records maintained by JHA for the Client shall be subject to examination by those Federal or State agencies having jurisdiction over the Client to the same extent that such records would be subject to examination were they maintained and produced by the Client on its own premises, and JHA is authorized to provide the representatives of such agencies access to such records. Reasonable expenses incurred by JHA on the Client's behalf during the course of such examination may, at JHA's sole discretion, be charged to the Client by JHA with itemized accounting of such expenses.

6.   Responsibility for Data
     All records transmitted to JHA by Client shall remain the property of the Client. JHA shall consider all information transmitted to it by the Client to be of a confidential nature and JHA shall use its best effort to keep such information confidential, including the use of reasonable care to prevent unauthorized access to information transmitted by the Client pursuant to this Agreement.

     JHA will use reasonable care in the processing of the accounts for the Client and reports to the Client. The Client agrees to promptly check and verify all of the reports received from JHA to ascertain that all data has been processed and reported correctly, and to report any discrepancies to JHA not later than three (3) business days following receipt of such reports. Business days will be defined to be Monday through Friday, from 8:00 A.M. to 5:00 P.M. EST. Failure to report any discrepancies within the time prescribed in the previous sentences shall constitute a conclusive presumption that such reports are correct and accurate.

     JHA will provide safeguards determined at its discretion to ensure protection against destruction of records and programs by fire or other disasters, loss of data in transit or machine or human error, or unauthorized manipulation of data or reports insofar as can reasonably be expected using then current techniques and/or then current accepted business practices for storage and transfer of magnetic media.

     JHA maintains a disaster recovery plan with off-site data files and communications facilities for the re-establishment of services in the event of a disaster at JHA and agrees to make such backup processing capability available to the Client in the event of a major disaster at JHA.

7.   Warranties, Exclusive Remedies and Limitation of Liability
     JHA shall have no duties or responsibilities except those expressly set forth in this Agreement. JHA warrants to provide the services under this Agreement in a competent manner consistent with industry standards. The warranty set forth in this Agreement is in lieu of all other warranties, express or implied, whether of merchantability, fitness or otherwise. Should JHA breach such warranty, JHA shall diligently and in good faith attempt to correct that breach by performing or correcting its services, provided that nothing herein shall be construed as requiring JHA to provide any services without compensation. If within a reasonable time JHA is unable to correct such breach as aforesaid, Client shall be entitled to an equitable reduction in fees paid to JHA for the defective services. The remedies herein contained are exclusive.

     Not by way of limitation or exclusion, JHA shall not be liable to Client or to any third party, including, but not limited to, customers of Client, for errors resulting from defects or malfunctions of the mechanical or electronic equipment used in performing its services hereunder. In addition, JHA shall not be liable to Client or to any third party, including, but not limited to, customers of Client, for any loss, damage, cost or expense arising from the use of any lost or stolen ATM cards; failure or delay in making a requested transfer; erroneous transfers, liability by reason of insufficiency of funds in any account; unauthorized transfers; and failure to comply with state or federal laws, rules or regulations. Any liability of JHA to Client resulting from failure to comply with the terms of this Agreement or wherein JHA shall become legally obligated to pay for damages resulting from any claim arising from this Agreement shall be limited to the actual damages suffered by Client.

     JHA shall not be liable or responsible to Client or to any third party, including, but not limited to, customers of Client, for any consequential, special, indirect, or incidental damages, even if JHA has been advised of the possibility of such damages, except to the extent such damages result from the willful misconduct or gross negligence of JHA.

     JHA shall not be liable for delays or failures in the performance or completion of any of its obligations under or with respect to this Agreement beyond its reasonable control including, but not limited to, delays caused by acts of civil or military authority, riots, epidemics, war, governmental regulations, strikes, lockouts, labor difficulties, fire, hurricanes, flood, insurrection, catastrophes, failures of transportation, communications or power supply, unavoidable mechanical difficulty with its computer equipment, acts of God, or other causes beyond its control or due to third parties.

8.   Billing and Payment for Services
     The Client agrees to accept the services and equipment described in this Agreement and in the attached Exhibit "A" and to pay JHA all amounts due hereunder in accordance with such Exhibit "A." Following the end of each billing period, JHA shall bill the Client for all amounts due JHA hereunder for such billing period (including, but not limited to, all standard repetitive charges, all charges for additional requested services, and other charges incurred by the Client whether contemplated by this Agreement or agreed to by independent written contract or verbal contract or otherwise requested). Payment shall be made by the Client when invoice is rendered. Payment of all invoice amounts not received by JHA within 30 days of invoice date shall bear interest at the rate of 1.5% per month until paid.

9.   Magnetic Ink Character Recognition
     JHA requires that the magnetic ink character recognition (MICR) line printed on certain Client input documents conform to standards acceptable to JHA. JHA shall not be liable for failure of its equipment to read the Client's input documents, nor for any subsequent errors in transmission of data or printed listing if the MICR specifications are not adhered to. Items returned in error or processed in error due to the inability of JHA equipment to read unacceptable MICR of any of the Client's input documents shall be the sole liability of the Client. Upon request, JHA will furnish the Client with detailed specifications for acceptable MICR standards.

10.  Severability
     If any provision of this Agreement or the application of any provision to either party or third person should be held invalid by a court of law, the remainder of this Agreement or the application of such provision to the parties or third parties other than those to which it is held invalid, shall not be affected thereby and shall remain in full force and effect.

11.  Entire Agreement
     This Agreement constitutes the sole and entire Agreement between JHA and the Client pertaining to the provision of subject Data Processing Services and supersedes all prior agreements and understandings of the parties in connection herewith.

     JHA makes no representations or warranties, expressed or implied, by operation of law or otherwise, except expressly stated herein. This Agreement shall not be modified, amended, rescinded or waived in whole or in part except by a duly executed written document signed by the parties.

     This Agreement and the exhibits and schedules attached hereto shall be governed by the laws of the State of Missouri, and the rules and regulations of the appropriate banking regulatory agencies. The parties hereto bind themselves and their successors and assigns to the faithful observance and performance of this Agreement and the terms and conditions hereof; provided that the Client shall not assign its rights hereunder without the prior written consent of JHA.

     All notices required by this Agreement shall be sent via certified or registered mail, return receipt requested, postage prepaid, addressed to JHA at:


                         Jack Henry and Associates, Inc.
                                 633 Highway 60
                                Monett, MO 65708
                              Attention: President

and to the Client at:

                              Clarkston State Bank
                              15 South Main Street
                                  P.O. Box 436
                               Clarkston, MI 48347
                              Attention: President

The notice shall be deemed delivered on the actual date of delivery, that being the delivered date on said return receipt.

12.  Audit Responsibility
     JHA shall cause to be performed, on an annual basis, a third party operational review of its data processing centers. A copy of the most recently completed audit for Clients servicing center will be made available upon written request to the manager of the center. JHA shall, upon request, schedule a mutually convenient time whereby Client audit representatives may visit the processing center for further audit needs.

     Client should review on a daily basis any audit, maintenance and exception reports available from JHA.

13. Time Frames for Receipt and Delivery of Work JHA shall make available the following:

        o    Access to on-line files between 7:00 A.M. and 7:0 P.M. daily.
        o Access to print spool files for initiating of report printing at Client location between 6:00 A.M. and 7:0 P.M. daily.

     Additional access to on-line and print files may be made available upon request by Client.

     Client shall make data available to JHA for daily processing as follows:

        o Maintenance transactions for new and existing Client customers by 7:00 P.M.
        o MICR data files for processed items by 7:0 P.M. Later availability times may be made available on request by Client for exception conditions.

     JHA recognizes that availability of certain data required for processing of Client's work (such as ATM and ACH transactions) may not be under Client's direct control. JHA will make reasonable efforts to accommodate the processing time frames of these other providers.

     For Clients utilizing backroom check processing services of JHA a courier pickup and delivery schedule will be established within 30 days of acceptance of this Agreement by JHA.

14.  Notification of Changes
     JHA shall notify Client in advance of any changes that would affect Client procedures, system access or functionality, reports, processing time frames or related areas.

15.  Modifications:  SUBJECT TO CONTRACT MODIFICATION DATED 8/31/98.

     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date first written above.


WITNESSES:

By: /s/ David T. Harrison

        David T. Harrison                     CLARKSTON STATE BANK
Title:  President

Date:   8-31-98



By: /s/ Michael R. Wallace

        Michael R. Wallace                    JACK HENRY & ASSOCIATES, INC.

Title:  President/COO

Date:   September 16, 1998

                                   EXHIBIT "A"

                      ADDENDUM TO DATA PROCESSING AGREEMENT


Monthly Processing Costs will be as follows:
  Base Processing Fee includes the following applications:
    o   Customer Information File              o   Account Analysis
    o   Demand Deposit Accounting              o   Customer Profitability
    o   Savings & Club Accounting              o   Accounts Payable
    o   Loans (All types)                      o   Overdraft Protection
    o   Time Deposit Accounting                o   Home Equity Loans
    o   Repurchase Agreements                  o   Loan Pricing
    o   Individual Retirement Accounting       o   Cash Sweep
    o   General Ledger                         o   ACH Origination
    o   Safe Deposit Box Accounting            o   Executive Reminder System
    o   Stockholder Accounting                 o   Account Reconciliation
    o   Automatic Funds Transfer System        o   Audit Confirmations
    o   Loan Collections

Base Processing Fee for the first two years will be $2,750 per month. After second year, fixed for the term of the agreement at $3,000 per month for up to 5,000 deposit and loan accounts. Thereafter, standard per account pricing would apply.

                                 MONTHLY COSTS:
Base Processing Fee                                                      $ 2,750
(includes up to 10 devices)
Telephone Line Charges (Estimated)                                       $ 1,000
Additional Monthly Fees:
         ACH Fed-Line Interface                        N/C
         Inclearing via Fed                            N/C
         Call Reporter Interface                       N/C
         Enhanced Statements                          $ 90
         JHA Payroll                                  $100
         Dial-Up ATM Switch w/debit card              $200
         VERTEX Teller Automation System              $250
         JHA On-Line Integration                      $100
         SIGMASTER                                    $100
         CTRMASTER                                    $100

                                                                         $   940
TOTAL MONTHLY COSTS:                                                     $ 4,690

                                 ONE-TIME COSTS
    CIF 20/20 Conversion-Installation                                                                $  7,500

    Education
    -  Parameter Training                                                                            $  1,200
             (4.5 days in Charlotte, N.C. for up to 3 people.  Parameter and product plan training to facilitate conversion planning activities.  Each additional person $500.
    -  On-Site Training                                                                     $  3,700
             3.5 days training at bank location.  Training bank staff on daily functions.  (Bank provides training room and equipment)  Each additional day $1,200.

    Phone Line Installation (Estimated)                                                              $  1,000
    JHA Payroll                                                                                      $  1,500
    Dial-Up ATM Switch w/debit card                                                                  $  1,500
    VERTEX Teller Automation System                                                                  $  5,000
    (Includes modules listed in "Monthly Costs" Section)
    VERTEX Store & Forward (2 workstations @ $250 each)                                              $    500
    Hardware Setup Fee                                                                               $    TBD
    ACH Fed-Line Interface                                                                           $    -0-
    Inclearing via Fed                                                                               $    -0-
    Call Reporter Interface                                                                          $    -0-
    Enhanced Statements                                                                              $    -0-
                                                                                                       ------

TOTAL INSTALLATION/TRAINING CHARGES                                                                   $21,900

Client will pay additional costs beyond monthly processing charges as follows:

   o Telecommunication line charges and installation fees at actual cost (if different from those indicated).
   o      Hardware maintenance charges on equipment.
   o      Any forms and supplies related to Client's printing requirements.
   o Costs associated with Credit Bureau Reporting, including a charge of $75.00 per tape generated.
   o Out of pocket expenses of conversion/education personnel traveling to Client location.

BY: ____________________________________
         CLARKSTON STATE BANK

DATE: __________________________________


BY: ____________________________________
         JACK HENRY & ASSOCIATES, INC.

DATE: __________________________________

                            SCHEDULE OF SERVICE FEES

# OF ACCOUNTS                                                 PRICE PER ACCOUNT
-------------                                                 -----------------
4000                                                          1
5000                                                          0.8500
6000                                                          0.7500
7000                                                          0.6786
8000                                                          0.6250
9000                                                          0.6050
10000                                                         0.6000
11000                                                         0.5950
12000                                                         0.5900
13000                                                         0.5850
14000                                                         0.5800
15000                                                         0.5750
16000                                                         0.5700
17000                                                         0.5650
18000                                                         0.5600
19000                                                         0.5550
20000                                                         0.5500
21000                                                         0.5450
22000                                                         0.5400
23000                                                         0.5350
24000                                                         0.5300
25000                                                         0.5250
26000                                                         0.5200
27000                                                         0.5150
28000                                                         0.5100
29000                                                         0.5050
30000                                                         0.5000
31000                                                         0.4990
32000                                                         0.4980
33000                                                         0.4970
34000                                                         0.4960
35000                                                         0.4950
36000                                                         0.4940
37000                                                         0.4930
38000                                                         0.4920
39000                                                         0.4910
40000                                                         0.4900
41000                                                         0.4890
42000                                                         0.4880
43000                                                         0.4870
44000                                                         0.4860
45000                                                         0.4850
46000                                                         0.4840
47000                                                         0.4830
48000                                                         0.4820
49000                                                         0.4810
50000                                                         0.4800
51000                                                         0.4790
52000                                                         0.4780
53000                                                         0.4770
54000                                                         0.4760

                              CONTRACT MODIFICATION

This Contract Modification is entered into on August 10, 1998, by and between CLARKSTON STATE BANK, 15 South Main Street, P.O. Box 436, Clarkston, MI 48347 (Client) and JACK HENRY & ASSOCIATES, INC. (JHA) who mutually contract and agree as follows:

Client and JHA are signing and entering into multiple other written contracts and agreements dated August 10, 1998. Certain of those contracts and agreements are changed and modified as follows:

     1. The "DATA PROCESSING SERVICES AGREEMENT" is changed and modified as follows:

          A.   In Section "2. Term of Agreement":

               a. Revise the first sentence of the first subparagraph to read as follows:

                    "The original term of this Agreement shall be for five (5) years commencing on the day of the conversion following the completion of the first updating procedure or 180 days after the date of this Agreement, which ever occurs first."

               b. In the first subparagraph immediately following the first sentence insert a new sentence: "Following the completion of 36 months of processing by JHA, Client may elect to terminate this Agreement without penalty by providing twelve
                    (12) months advance written notice to JHA.".

          B. In Section "3. Ownership and Confidential Nature of Computer Programs and Material":

               a. Immediately following the final subparagraph insert a new subparagraph as follows:

                    "JHA will modify its Software programs as required by a change in State or Federal banking laws, within a reasonable time after Client gives JHA written notice of such changes."

          C.   In Section "5. Examination":

               a. Immediately following the first sentence in the first subparagraph insert:

                    "JHA will provide notice to Client, if it is legally permissible, of all examinations of Client's data by any Federal or State agencies. Where possible JHA will provide Client with an estimate of the costs entailed in providing such access to Client's data at JHA's site."

          D.   In Section "6. Responsibility for Data":

               a.   To the end of the third subparagraph add:

                    "JHA will use industry standard methods of maintaining the security of Licensee's records."

          E. In Section "7. Warranties. Exclusive Remedies and Limitation of Liability" insert a new first subparagraph as follows:

               "JHA represents and warrants that the Software as more fully described in and the subject of this Agreement, is designed to be used prior to, during and after the calendar year 2000 A.D., and that said Software will operate during each such time period and without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, JHA further represents and warrants:

               (a) That said Software will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

               (b) That said Software has been designed to ensure year 2000 compatibility, including but not limited to date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and

               (c) That said Software  includes  "year 2000  capabilities."  For
               purposes  of  this  Addendum  and  the   agreement,   "year  2000
               capabilities" means the Software:

                    (1) will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates;

                    (2) provides that all date-related user input functionalities will use a technique called "windowing" to enter the century of any date from a time window (i.e., 06/06/02 would be 06/06/2002) and data fields include the indication of century; and

                    (3)   provides   that  all   date-related   data   interface
                    functionalities include the indication of century."

In witness whereof, the parties have caused this CONTRACT MODIFICATION to be executed by their duly authorized representatives.


JACK HENRY & ASSOCIATES, INC.                CLARKSTON STATE BANK (IN FORMATION)
663 Highway 60, P.O. Box 807                 15 South Main Street, P.O. Box 436
Monett, MO 65708                             Clarkston, MI 48347         8/31/98
         (JHA)                                           (CLIENT)

BY:   /s/ Michael R. Wallace                 BY:     /s/ David T. Harrison

Michael R. Wallace                           David T. Harrison
Type/Print Name                              Type/Print Name

TITLE:    President/COO                      TITLE:      President

EXHIBIT 23.1


                         Independent Auditors' Consent



We consent to the use in this Registration Statement of Clarkston Financial Corporation on Form SB-2 of our report dated September 9, 1998, on the financial statements for the period ended August 31, 1998, appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts".


/s/ Plante & Moran, LLP
Plante & Moran, LLP
Bloomfield Hills, Michigan
October 27, 1998